EXECUTION COPY

PURCHASE AND SALE AGREEMENT

by and between

 FDG MEZZANINE A LLC,
And
FLAGLER DEVELOPMENT COMPANY LLC

                                                      SELLERS,

and

PARKWAY PROPERTIES LP

                                                      BUYER

Dated as of January 21, 2013

Table of Contents
Page
ARTICLE I

DEFINITIONS
Section 1.01	Defined Terms ...1
ARTICLE II

SALE OF INTEREST; PURCHASE PRICE
Section 2.01	Purchase of Interest ...8
Section 2.02	Purchase Price ...9
Section 2.03	Adjustment to Purchase Price ...9
ARTICLE III

DUE DILIGENCE
Section 3.01	Due Diligence Period ...11
Section 3.02	Due Diligence Requirements; Limitations ...11
Section 3.03	Acceptance or Rejection ...12
Section 3.04	Due Diligence Notices ...13
ARTICLE IV

TITLE MATTERS
Section 4.01	Title ...13
Section 4.02	UCCSearches ...13
Section 4.03	Updated Commitment and Surveys ...13
Section 4.04	Objections ...14
Section 4.05	Cure ...14
ARTICLE V

CLOSING
Section 5.01	Closing Date ...14
Section 5.02	Costs, Expenses and Transfer Taxes ...15
Section 5.03	Transactions Arm's-Length ...15
Section 5.04	Data Site Updates ...15

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF THE SELLER PARTIES
Section 6.01	Organization, Standing and Corporate Power...16
Section 6.02	Title to Interest and Capital Structure ...16
Section 6.03	Authority; Noncontravention ...17
Section 6.04	Governmental Approvals ...18
Section 6.05	Property Statements ...18
Section 6.06	Litigation ...19
Section 6.07	Contracts ...19
Section 6.08	Compliance with Laws ...19
Section 6.09	Taxes ...20
Section 6.10	Real Property ...21
Section 6.11	Environmental Matters ...23
Section 6.12	"As Is" Condition of Property...23
Section 6.13	Brokers and Other Advisors ...25
Section 6.14	Employee Matters ...25
Section 6.15	Limitations ...25
Section 6.16	ERISA ...25
Section 6.17	OFAC ...25
Section 6.18	Insurance ...26
Section 6.19	Bank Accounts
ARTICLE VII

REPRESENTATIONS AND WARRANTIES OF BUYER
Section 7.01	Organization, Standing and Corporate Power ...26
Section 7.02	Authority; Noncontravention ...27
Section 7.03	Governmental Approvals ...27
Section 7.04	Litigation...28
Section 7.05	Brokers and Other Advisors...28
Section 7.06	Projections...28
ARTICLE VIII

COVENANTS
Section 8.01	Sellers' Conduct of Business...28
Section 8.02	Leases...30
Section 8.03	Solicitation...31
Section 8.04	Tenant Estoppels...31
Section 8.05	Other Actions...32
Section 8.06	Filings...32
Section 8.07	Title Matters...32
Section 8.08	Existing Debt...32
Section 8.09	Covenants of Buyer...32

ARTICLE IX

CASUALTY OR CONDEMNATION
Section 9.01	Casualty...33
Section 9.02	Condemnation...34
ARTICLE X

CONDITIONS PRECEDENT
Section 10.01	Conditions to Each Party's Obligation to Effect the Transactions... .34
Section 10.02	Conditions to Obligations of Buyer...35
Section 10.03	Conditions to Obligation of Sellers...38
Section 10.04	Prorations at Closing...39
Section 10.05	Frustration of Closing Conditions...43
ARTICLE XI

INDEMNIFICATION AND SURVIVAL OF REPRESENTATIONS AND WARRANTIES.
Section 11.01	Survival...43
Section 11.02	Indemnification by Sellers...44
Section 11.03	Indemnification by Buyer...44
Section 11.04	Limitations on Liability...45
Section 11.05	Indemnification Procedures...47
Section 11.06	Tax Treatment...49
Section 11.07	Exclusive Remedy...49
Section 11.08	Manner of Payment...49
Section 11.09	Survival...49
ARTICLE XII

TERMINATION, AMENDMENT AND WAIVER
Section 12.01	Mutual Termination of Agreement...49
Section 12.02	Termination by Sellers or Buyer...49
Section 12.03	Extension; Waiver...50
Section 12.04	Remedies and Termination due to Parties' Defaults...50
Section 12.05	Survival...52
ARTICLE XIII

DEPOSIT
Section 13.01	Deposit...52

ARTICLE XIV

GENERAL PROVISIONS
Section 14.01	Survival... 54
Section 14.02	Commercial Reasonable Efforts... 54
Section 14.03	Public Announcements...55
Section 14.04	Confidentiality...55
Section 14.05	Recordation...56
Section 14.06	Sellers' Like-Kind Exchange...56
Section 14.07	Notices...57
Section 14.08	Interpretation...58
Section 14.09	Specific Enforcement; Consent to Jurisdiction...58
Section 14.10	Tax Reduction Proceedings...59
Section 14.11	Dates...59
Section 14.12	Counterparts...59
Section 14.13	Entire Agreement; No Third-Party Beneficiaries...59
Section 14.14	Governing Law...59
Section 14.15	Assignment...59
Section 14.16	Severability...60
Section 14.17	Amendments and Waivers...60
Section 14.18	Approvals in Writing...60
Section 14.19	Seller Affiliate Responsibility...60
Section 14.20	Radon Gas...60
Section 14.21	Attorney's Fees...61
Section 14.22	No Solicitation of Tenants...61
Section 14.23	Schedules...61

THIS PURCHASE AND SALE AGREEMENT
THIS PURCHASE AND SALE AGREEMENT (this "Agreement") made as of the 21st day of January, 2013 (the "Effective Date") between FDG Mezzanine A LLC, a Delaware limited liability company and Flagler Development Company LLC, a Florida limited liability company, having an address c/o Flagler at 2855 S. LeJeune Road, 4th Floor, Coral Gables, Florida 33134, (each a "Seller", and collectively "Sellers") and PARKWAY PROPERTIES, LP, a Delaware limited partnership, having an address at 390 N. Orange Avenue, 24th Floor, Orlando, Florida  32801 ("Buyer").
W I T N E S S E T H :
WHEREAS, Sellers are the respective owners of one hundred percent (100%) of the limited liability company membership interests (collectively, the "Interest") of the entities set forth on Schedule A, FDG North and FDG South (collectively, the "Seller Subsidiaries"), which own the real property listed opposite each Seller Subsidiary's name in Schedule A, and more particularly described in Schedules C-1 and C-2, together with certain interests in all buildings and improvements located thereon and certain easements and appurtenant rights with respect thereto (each a "Real Property" and, collectively, the "Real Properties");
WHEREAS, Sellers desire to sell all of their right, title and interest in the Interest, which shall result in the indirect transfer of the Real Property, and other property described herein, excluding the Excluded Personalty, to Buyer, and Buyer desires to purchase the Interest from Sellers, upon and subject to the terms and conditions of this Agreement (collectively, the transactions contemplated herein, the "Transactions"); and
NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, the Parties hereto covenant and agree as follows:
ARTICLE I

Definitions
Section 1.01                          Defined Terms
.  The following terms shall have the following meanings when used herein:
"Accountant" has the meaning set forth in Section 2.03(f).
 "Action" means any suit, legal proceeding, charge, complaint, claim, action, hearing, investigation, tax audit, administrative enforcement proceeding or arbitration proceeding in any court or quasi-judicial or administrative agency of any Governmental Authority or before any arbitrators (whether civil, criminal, administrative, investigative, formal or informal).
"Additional Rent" has the meaning set forth in Section 10.04(a)(v)(5).
"AEW Debt" means the debt that is evidenced, collectively, by (i) that certain Mezzanine Loan Agreement, dated as of January 25, 2011, by and between FDG Mezzanine A LLC and AEW/FDG, LP, (ii) that certain Parent Loan Agreement, dated as of January 25, 2011, by and between FDG Mezzanine B LLC and AEW/FDG Finance LLC and (iii) other documents executed in connection therewith.

"AEW Debt Waiver" means the consent, waiver, release or satisfaction by the AEW lender required pursuant to the AEW Debt loan documents for the consummation of the Transactions.
"Affiliate" means with respect to any Person, another Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, is under common control with or that owns fifty percent (50%) or more of the equity interests in such first Person.
"Agreement" has the meaning set forth in the Preamble.
"Allocated Purchase Price" has the meaning set forth in Section 2.02.
"Base Rents" has the meaning set forth in Section 10.04(a)(v)(1).
"Basket Amount" has the meaning set forth in Section 11.04(b).
"Business" has the meaning set forth in Section 10.02(e).
"Business Day" means every day other than Saturdays, Sundays, all days observed by the federal, New York or Florida State government as legal holidays and all days on which commercial banks in New York or Florida State are required by law to be closed.
"Buyer" has the meaning set forth in the Preamble.
"Buyer Indemnifiable Damages" has the meaning set forth in Section 11.03.
"Buyer Indemnified Party" and "Buyer Indemnified Parties" have the meaning set forth in Section 11.02.
"Buyer's Knowledge" has the meaning set forth in Section 7.
"Buyer Knowledge Individual" has the meaning set forth in Section 7.
"Buyer Liability Cap" has the meaning set forth in Section 11.04(c).
"Buyer Unlimited Liability Matters" has the meaning set forth in Section 11.04(c).
"Closing" has the meaning set forth in Section 5.01.
"Closing Date" has the meaning set forth in Section 5.01.
"CMBS Debt" means that certain CMBS loan more particularly described on Schedule B attached hereto.
"CMBS Debt Defeasance" means the exercise of a defeasance right under the CMBS Debt with respect to the CMBS Deerwood North Portfolio.

"Code" means the Internal Revenue Code of 1986, as amended.
"Confidential Information" has the meaning set forth in Section 14.04(a).
"Contracts" has the meaning set forth in Section 6.07.
"Data Site" means the electronic information database maintained by Sellers and their Affiliates and reachable in the folder labeled "Deerwood North and South" at https://www.cbremarketplace.com/Login.aspx?ReturnURL=/listings/11769/_layouts/Marketplace/Listing/ListingDocuments.aspx.
"Data Site Update" has the meaning set forth in Section 5.04.
"Deerwood North Portfolio" means certain properties described on Schedule C-1 attached hereto, which properties are subject to the CMBS Debt.
"Deerwood South Portfolio" means certain properties described on Schedule C-2 attached hereto, which properties are subject to the MetLife Debt.
"Default Rate" has the meaning set forth in Section 2.03(g).
"Deposit" has the meaning set forth in Section 13.01(a).
"Direct Inquiry" has the meaning set forth in Section 14.22.
"Due Diligence Period" has the meaning set forth in Section 3.03.
"Due Diligence Reports" has the meaning set forth in Section 3.02(d).
"Effective Date" has the meaning set forth in the Preamble.
"Effective Date Rent Rolls" means the Rent Rolls dated as of the Effective Date.
"Environmental Laws" has the meaning set forth in Section 6.11.
"Environmental Reports" means those reports listed on Schedule 1(a).
"Equipment Leases" means those leases for equipment listed on Schedule C attached hereto.
"Escrow Agent" means First American Title Insurance Company, Orlando, Florida office, having an address of First American Title Insurance Company, National Commercial Services, 420 S. Orange Avenue, Suite 250, Orlando, Florida 32801, Attn:  Keren Marti.
"Excluded Personalty" means any, furniture, furnishings, equipment or other personal property (including, without limitation, trade fixtures in, on, around or affixed to the Real Property) owned or leased by any Tenant, non Affiliate managing agent or leasing agent, or contractor at the Real Property (or any employee of the foregoing), including, without limitation, those items of personal property reflected on Schedule D attached hereto.

"Exculpated Parties" has the meaning set forth in Section 6.12(a).
"Existing Debt" means the CMBS Debt, the Metlife Debt and the AEW Debt as set forth on Schedule B.
"Existing Debt Indemnification" has the meaning set forth in Section 11.02(d).
"FDC" means Flagler Development Company LLC, a Florida limited liability company.
"FDG" means FDG Mezzanine A LLC, a Delaware limited liability company.
"FDG North" means FDC Deerwood North LLC, a Florida limited liability company.
"FDG South" means FDC Deerwood South LLC, a Florida limited liability company.
"FECI Holding" means FECI Holding Corp., a Delaware corporation.
"Final Closing Statement" has the meaning set forth in Section 2.03(f).
"Florida East Coast" means Florida East Coast Industries, Inc., a Florida corporation.
"GAAP" means U.S. generally accepted accounting principles.
"Governmental Authority" has the meaning set forth in Section 6.04.
"Guaranteed Obligations" has the meaning set forth in Section 14.19.
"Hazardous Materials" has the meaning set forth in Section 6.11.
"Impermissible Defects" has the meaning set forth in Section 4.05.
"Imputed Title Claim" has the meaning set forth in Section 11.02(e).
"Indemnified Person" has the meaning set forth in Section 11.05.
"Indemnifying Person" has the meaning set forth in Section 11.05.
"Indemnitees" has the meaning set forth in Section 3.02(c).
"Insurance Policy" has the meaning set forth in Section 6.19.
"Interest" has the meaning set forth in the Recitals.
"Intermediary" has the meaning set forth in Section 14.06.
"Laws" has the meaning set forth in Section 6.08(b).
"Leases" means those written leases or occupancy agreements affecting the Real Property.

"Liens" means all pledges, claims, liens, charges, encumbrances or security interests of any kind or nature whatsoever, which shall not include a lease of a portion of a Real Property.
"Loan Documents" means all material loan documents related to each Existing Debt.
"Material Adverse Effect" means any material adverse effect on (i) the Interests, (ii) any Seller Subsidiary or its operations, taken as a whole, or (iii) the Real Properties or the operation, or condition thereof, taken as a whole (in each case, excluding any effect, change, event, occurrence or state of facts relating to the economy in general or to the real estate industry, and any changes in applicable Laws).
"Metlife Debt" means that certain Metlife loan more particularly described on Schedule B attached hereto.
"Metlife Debt Waiver" means the consent, waiver, release or satisfaction by the Metlife lender required pursuant to the Metlife Debt Loan Documents for the consummation of the Transactions.
"Most Recent Property Statement" has the meaning set forth in Section 6.05(b).
"Notice of Claim" has the meaning set forth in Section 11.05(a).
"Noticed Claim" has the meaning set forth in Section 11.04(d)(ii).
"Objection" has the meaning set forth in Section 4.04.
"OFAC" has the meaning set forth in Section 6.17.
"Order" means any decree, injunction, judgment, order, ruling, writ, assessment or arbitration award of a Governmental Authority, whether arising from a Proceeding or applicable Law
"Organizational Documents" means, in the case of any Person that is not an individual, the articles of incorporation, bylaws, partnership agreements, operating agreements or any comparable organizational documents, as amended, in effect as of the Effective Date.
"Outside Claim Date" has the meaning set forth in Section 11.01.
"Outside Closing Date" has the meaning set forth in Section 5.01.
"Overage Rent" has the meaning set forth in Section 10.04(a)(v)(3).
"Parties" means Buyer and Sellers.
"Permits" has the meaning set forth in Section 6.08(a).

"Permitted Liens" means those liens and title or survey matters (other than Impermissible Defects) set forth on Schedule E attached hereto, and any other title or survey matters (other than Impermissible Defects) that become "Permitted Liens" pursuant to the terms of this Agreement.
"Person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity.
"Personal Property" means any personal property as set forth on the Schedule 1(b).
"Preliminary Closing Statement" has the meaning set forth in Section 2.03(f).
"Proceeding" means any Action, claim, audit or other inquiry, hearing, investigation, suit or other charge or proceeding (whether civil, criminal, administrative, investigative, formal or informal) by or before any Governmental Authority or before an arbitrator or arbitral body or mediator.
"Property Statements" has the meaning set forth in Section 6.05.
"Protected Tenant" has the meaning set forth in Section 14.22.
"Purchase Price" has the meaning set forth in Section 2.02.
"Real Property" has the meaning set forth in the Recitals.
"Regulations" means the federal income tax regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
"Rent Audit" has the meaning set forth in Section 10.04(a)(v)(3)(E).
"Rents" means prepaid rents, fixed rents and additional rents payable pursuant to the Leases (including, without limitation, operating expense escalation payments, real estate tax escalation payments and percentage rent, if any, payable under the Leases).
"Rent Rolls" has the meaning set forth in Section 6.10(f).
"Required Third Party Estoppels" has the meaning set forth in Section 10.02(l).
"Required Estoppel Certificates" has the meaning set forth in Section 8.04.
"Required Governmental Consents" means any permits, consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made would reasonably be expected to (a) result in a Material Adverse Effect, (b) impair in any material respect the ability of the Seller to perform its respective obligations hereunder including, without limitation, the Transactions or (c) prevent or materially delay the consummation of the Transactions as contemplated by this Agreement or any transactions contemplated by any agreements entered into in connection with this Agreement.

"Required Tenants" has the meaning set forth in Section 8.04.
"Required Third Party Consents" has the meaning set forth in Section 6.03(a).
"RFP" has the meaning set forth in Section 14.22.
"Sales Tax Audit" has the meaning set forth in Section 6.09(b).
"Search Reports" has the meaning set forth in Section 4.02.
"Security Deposits" has the meaning set forth in Section 6.10(j).
"Seller" and "Sellers" has the meaning set forth in the Preamble.
"Seller Cure Matter" has the meaning set forth in Section 4.04.
"Seller Indemnifiable Damages" has the meaning set forth in Section 11.02.
"Seller Indemnified Party" and "Seller Indemnified Parties" have the meanings set forth in Section 11.03.
"Sellers' Knowledge" has the meaning set forth in Section 6.
"Seller Knowledge Individuals" has the meaning set forth in Section 6.
"Seller Liability Cap" has the meaning set forth in Section 11.04(b).
"Seller Parties" has the meaning set forth in Section 6.01.
"Sellers R&W Update" has the meaning set forth in Section 11.04(d)(i).
"Sellers' SOL Representations" means the representations and warranties of Sellers set forth in Section 6.09.
"Seller Subsidiaries" has the meaning set forth in the Recitals.
"Seller Unlimited Liability Matter" has the meaning set forth in Section 11.04(b).
"Subsidiary" or "Subsidiaries" of any Person means another Person, an amount of the voting securities, other voting rights or voting partnership interests of which is sufficient to elect at least a majority of its board of directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first Person.
"Survey Update" has the meaning set forth in Section 4.03.
"Taking Notice" has the meaning set forth in Section 9.02.
"Tax Indemnity" has the meaning set forth in Section 11.02(f).

"Tax Return" has the meaning set forth in Section 6.09(g).
"Taxes" has the meaning set forth in Section 6.09(g).
"Tenants" mean the tenants under the Leases.
"Termination Notice" has the meaning set forth in Section 3.03.
"Third Party Claim" has the meaning set forth in Section 11.05(a).
"Title Company" means First American Title Insurance Company.
"Title Objection Notice" has the meaning set forth in Section 4.04.
"Title Policies" has the meaning set forth in Section 10.02(f).
"Title Updates" has the meaning set forth in Section 4.03.
"Transactions" has the meaning set forth in the Recitals.
"Updates" has the meaning set forth in Section 4.03.
ARTICLE II

Sale of Interest; Purchase Price
Section 2.01                          Purchase of Interest.  On the terms and subject to the conditions of this Agreement:

(a)            On the Closing Date, Sellers jointly and severally agree to sell, assign, transfer and deliver to Buyer or its designee pursuant to the instruments referenced in Section 10.01, without recourse, representation or warranty (except as expressly set forth in this Agreement), and Buyer or its designee agrees to purchase, accept and assume, as applicable, from Sellers:

(i)            All of Sellers' right, title and interest in and to the Interests; and

(ii)            through the assignment of the Interest, all of Sellers' right, title and interest in and to the (A) Contracts, (B) the Leases and any security deposits or guarantees issued or funded in connection therewith, (C) any warranties or guarantees issued in connection with any improvements located on the Real Property, the transferable Permits and licenses, if any, relating to the Real Property and (D) any Personal Property, other than the Excluded Personalty.

(b)            Sellers and Buyer acknowledge that for federal, state and local income tax purposes Buyer shall be deemed to have purchased all of the assets of the Seller Subsidiaries at the Closing.  Sellers and Buyer agree (i) to comply with all filing, notice and reporting requirements described in Section 1060 of the Code and the Regulations promulgated thereunder (including the timely preparation and filing of Form 8594 based on the Allocated Purchase Price); and (ii) that they will report the federal, state, local, foreign and other Tax consequences of the Transactions in a manner consistent with the Allocated Purchase Price.  The Parties hereto acknowledge that the value of the fixtures, furnishings, furniture, equipment, machinery, inventory, appliances and other personal property owned by the Seller Parties and located at the Real Properties is de minimis and that no part of the Purchase Price is allocable thereto.  Although it is not anticipated that any sales tax shall be due and payable, Sellers agree that Sellers shall pay any and all sales and/or compensating use Taxes imposed upon or due in connection with the transactions contemplated hereunder under applicable laws.  Sellers shall file all necessary Tax Returns with respect to all such Taxes and, to the extent required by applicable law, Buyer will join in the execution of any such Tax Returns; provided, however, prior to filing any such Tax Returns, Sellers shall provide Buyer with a reasonable period of time to review, and provide comments with respect to, any such Tax Returns.  The provisions of this Section 2.01 shall survive the Closing. [to be reviewed by Tax Counsel]

Section 2.02                          Purchase Price. The aggregate purchase price for the Transactions shall be One Hundred Thirty Million Dollars ($130,000,000.00) (the "Purchase Price"), which Purchase Price shall be allocated among the respective Interests and the Real Property as provided in Schedule F (the "Allocated Purchase Price"), subject to the adjustments and apportionments as provided in Sections 2.03, 5.02 and 10.04 and otherwise expressly set forth in this Agreement, to be paid to Sellers in cash at the Closing.

Section 2.03                          Adjustment to Purchase Price

(a)            At the Closing, the Deposit shall be credited against the Purchase Price and paid by the Escrow Agent to Sellers in immediately available funds.

(b)            At the Closing, the Purchase Price shall be increased by the amount of any capital expenditure incurred by Seller Parties from and after the Effective Date in accordance with the provisions of Section 8.01(e)(B), provided, however, Sellers or Seller Parties shall be responsible for repairs and maintenance costs and expenses in the ordinary course of business.

(c)            At the Closing, the Purchase Price shall be (i) increased by the amount of any brokerage commissions, tenant improvement costs or allowances actually incurred and paid by Seller Parties prior to Closing in connection with Leases entered into after the Effective Date (y) in accordance with the provisions of Section 8.02 or (z) with the prior written approval of Buyer; and (ii) decreased by the amount of any brokerage commissions, tenant improvement costs or allowances that remain unpaid on the Closing Date in connection with Leases (y) entered into prior to the Effective Date or (z) not described in the preceding clause (i).

(d)            At the Closing, the Purchase Price shall be reduced by the amount of any cash security deposits held by Sellers pursuant to the Leases.

(e)            At the Closing, the Purchase Price shall be increased by any amounts deposited with, and as of the Closing Date held by, utility companies in the name of the Seller Subsidiaries, if any.

(f)            Reconciliation.  At or prior to the Closing, Sellers and Buyer and/or their respective agents or designees will jointly prepare a preliminary closing statement (the "Preliminary Closing Statement") which will show the net amount due to or from Sellers as the result of the adjustments and prorations provided for in this Agreement, and such net due amount will be added to or subtracted from the balance of the Purchase Price to be paid to Sellers at the Closing pursuant to Section 2.02, as applicable and shall set forth any items which are not capable of being determined at such time (and the manner in which such items shall be determined and paid).  As soon as practical after the Closing Date, but not later than the first (1st) anniversary of the Closing Date, Sellers and Buyer will jointly prepare a final closing statement reasonably satisfactory to Sellers and Buyer in form and substance (the "Final Closing Statement") setting forth the final determination of the adjustments and prorations provided for herein and setting forth any items which are not capable of being determined at such time (and the manner in which such items shall be determined and paid).  The net amount due Sellers or Buyer, if any, by reason of adjustments to the Preliminary Closing Statement as shown in the Final Closing Statement, shall be paid in cash by the Party obligated therefor within five (5) Business Days following that Party's receipt of the approved Final Closing Statement.  The adjustments, prorations and determinations agreed to by Sellers and Buyer in the Final Closing Statement shall be conclusive and binding on the Parties hereto except for any items which are not capable of being determined at the time the Final Closing Statement is agreed to by Sellers and Buyer, which items shall be determined and paid in the manner set forth in the Final Closing Statement.  Prior to and following the Closing Date, each Party shall from time to time provide the other with such information as the other shall reasonably request (including, without limitation, access to the books, records, files, ledgers, information and data with respect to the Real Property during normal business hours and upon reasonable advance notice) in order to make the preliminary and final adjustments and prorations provided for herein.  The provisions of this Section 2.03(f) shall survive the Closing.  In the event there is a dispute as to adjustments, prorations and determinations in the Final Closing Statement which cannot be resolved by the Sellers and Buyer in good faith, such dispute shall be settled by a third party accountant agreed upon by the Parties (the "Accountant").  Sellers and Buyer agree to promptly provide the Accountant with all information necessary to resolve such dispute and the Accountant is hereby instructed to resolve such dispute as expeditiously as possible and the decision of the Accountant shall be conclusive and binding on the Parties.  The fees and expenses of the Accountant shall be paid 50% by the Buyer and 50% by the Sellers.

(g)            If any payment to be made after the Closing under this Section 2.03 shall not be paid when due hereunder, the same shall bear interest (which shall be paid together with the applicable payment hereunder) from the date due until so paid at a rate per annum equal to the lesser of (i) the Prime Rate (as such rate may vary from time to time) as reported in The Wall Street Journal plus 3%, or (ii) the highest rate allowed by law (the "Default Rate").  To the extent a payment provision in this Section 2.03 does not specify a period for payment, then for purposes hereof such payment shall be due within five (5) Business Days of the date such payment obligation is triggered.  The provisions of this Section 2.03(g) shall survive the Closing.

(h)            The obligation of the Parties to make a payment under this Section 2.03 shall not be subject to the provisions of Article XI (for avoidance of confusion, the obligations under this Section 2.03 shall not be subject to, or otherwise limited by, the Outside Claim Date, the Basket, the Seller Liability Cap or the Buyer Liability Cap).  The provisions of this Section 2.03(h) shall survive the Closing.

ARTICLE III

Due Diligence
Section 3.01                          Due Diligence Period.  Prior to the Closing Date, Buyer shall have the right and opportunity to perform its due diligence review of the Real Property and all matters related thereto which Buyer deems advisable, including, without limitation, with respect to engineering, environmental, title, survey, financial, operational and legal compliance matters, it being understood that Buyer's due diligence review shall be subject to the limitations set forth in Section 3.02.

Section 3.02                          Due Diligence Requirements; Limitations
.
(a)            Subject to the rights of the Tenants at the Real Property and the provisions of this Section 3.02, Buyer and its representatives shall be permitted to enter upon the Real Property prior to the Closing Date to examine, inspect and investigate the Real Property, including all books and records maintained by Sellers in connection with the operation of the Real Property (solely as such books and records pertain to the operation of the Real Property) located at the Real Property (provided, however, to the extent any books and records pertaining to the operation of the Real Property are not located on the Real Property, Sellers shall make such books and records available to Buyer at the Real Property or on the Data Site or provide copies to Buyer); provided that in each such instance (i) Buyer notifies Sellers in writing of its intent to enter the Real Property to conduct its due diligence not less than forty-eight (48) hours prior to such entry, such notifications to be directed to Vincent Signorello (Vincent.Signorello@feci.com) or Keith Tickell (Keith.Tickell@flaglerdev.com); (ii) such entry shall be during normal business hours; (iii) the date and time period are scheduled with Sellers (which shall act reasonably in such scheduling); (iv) Sellers shall have the right to have a representative present at the time of any such discussion or entry upon the Real Property; and (v) except in accordance with the provisions of Section 3.02(b), Buyer shall not in any event conduct any invasive testing or invasive investigation of any environmental media with respect to the Real Property. Failure of Sellers to grant Buyer access to a Real Property due to Sellers' obligations under or, restrictions contained in, the Leases shall not constitute a breach of this Section 3.02 or this Agreement by Sellers if Sellers are acting reasonably.  Sellers shall use commercially reasonable efforts to arrange for such access.  In addition, Buyer and its representatives shall be permitted to interview one or more of the Tenants prior to the Closing Date solely in connection with its purchase of the Interest; provided that in each such instance (A) Buyer requests the Sellers to arrange an interview with a specific Tenant, such requests to be directed to Vincent Signorello or Keith Tickell; (B) Sellers are able to obtain an interview with such Tenant (with the Parties acting reasonably in such scheduling) which shall be conducted during normal business hours; and (C) Sellers shall have the right to have a representative present at the time of any such interview.

(b)            Buyer's right of investigation shall include the right to make, at Buyer's sole cost and expense, any inspections, studies or tests that Buyer deems appropriate in determining the condition of the Real Property (including, but not limited to, environmental investigations and assessments); provided, however, Buyer is not permitted to perform any sampling, boring, drilling or other physically intrusive testing into the structures or ground constituting the Real Property, including any so-called "Phase II" environmental assessment, without the prior written consent of Sellers, to be provided in Sellers' sole and absolute discretion.  Any and all inspections shall occur during normal business hours upon reasonable prior notice to Sellers and Sellers shall have the right to have a representative present at the time of such investigation.  Buyer shall conduct such studies or inspections so as to minimize interference with the Sellers' business and the enjoyment of the Real Property by any of the Tenants.  Sellers agree to cooperate reasonably, subject to its approval and/or consent rights, with any such investigations, inspections or studies made by or at Buyer's direction so long as such cooperation is at no expense or liability to Sellers.

(c)            To the extent that Buyer damages the Real Property or any portion thereof, Buyer shall repair same at its sole cost and expense.  Buyer shall reimburse Sellers and hold Sellers and their affiliates (and all of each of their respective officers, directors, partners, advisors, managers, employees and agents) (collectively, the "Indemnitees") harmless from and against all physical damage or personal injury suffered or incurred to the extent it results from or the entering upon the Real Property by Buyer or Buyer's Representatives or consultants or otherwise incurred in connection with Buyer's due diligence, except to the extent (i) arising from the gross negligence or willful misconduct of Sellers or any Indemnitees or (ii) related to a pre-existing condition affecting the Real Property.  Without limiting the aforesaid indemnity, prior to the commencement, and throughout the performance of, any physical testing of, on or under the Real Property, Buyer shall maintain, at its expense, from an insurance company reasonably satisfactory to Sellers, a liability insurance policy in the minimum amount of $1,000,000 or otherwise satisfactory to Sellers in their sole discretion, which names Florida East Coast and the Seller Parties as additional insureds and which cannot be cancelled without thirty (30) days' prior written notice to Sellers. Buyer shall not cause or permit any mechanic Liens, materialmen's Liens or other Liens to be filed against the Real Property as a result of its due diligence.  The provisions of this Section 3.02(c) shall survive termination of this Agreement and the Closing.

(d)            Buyer may commission certain third party reports with respect to the Real Property or the Seller Subsidiaries, which may include engineering and environmental reports and other third party due diligence reports (collectively, the "Due Diligence Reports").  The Due Diligence Reports shall be the sole property of Buyer; provided, however, that Sellers shall be entitled to receive copies of such reports in the event Buyer elects to terminate this Agreement.  Sellers acknowledge and agree that Buyer shall have no responsibility or liability with respect to any such Due Diligence Reports and shall not be deemed to make any representation regarding such Due Diligence Reports.

(e)            Without the consent of Sellers (which consent may be withheld in Sellers' sole discretion prior to the end of Due Diligence Period and may be withheld in Sellers' reasonable discretion after the expiration of the Due Diligence Period), such requests to be directed to Vincent Signorello or Keith Tickell, Buyer and its officers, managers, employees, agents, representatives or any other person acting at the direction of Buyer, shall be not be permitted to contact or have discussions with any employees of Sellers or their Affiliates with respect to the Real Property, the Seller's Subsidiaries or otherwise.

Section 3.03                          Acceptance or Rejection.  If any matter, fact or circumstance relating to or otherwise associated with the Real Property, the Interests, the Seller Subsidiaries or the Transaction is not acceptable to Buyer, in its sole and absolute discretion, Buyer may terminate this Agreement by giving written notice of termination (the "Termination Notice") to Sellers and the Escrow Agent at any time during the period (y) commencing on the Effective Date and ending at 5:00 p.m. Eastern Standard Time on the fifteenth (15th) day with respect to inspections of the Real Property and the review of Real Property related matters, and (z) commencing on the Effective Date and ending at 5:00 p.m. Eastern Standard Time on the forty-fifth (45th) day after the Effective Date for matters related to the Interests or Seller Subsidiaries (the "Due Diligence Period").  Upon receipt by Sellers and the Escrow Agent of such Termination Notice prior to the expiration of the Due Diligence Period, (i) this Agreement shall be terminated, (ii) the Deposit (plus interest any accrued thereon) shall be returned to the Buyer, and (iii) the Parties shall have no further obligations to, or recourse against, each other (except as provided in any provision of this Agreement which is expressly stated to survive the termination of this Agreement).  If Buyer does not provide a timely Termination Notice as aforesaid, Buyer shall be deemed to have fully and knowingly waived any right to terminate this Agreement pursuant to this Section 3.03 and thereafter the Deposit (plus interest any accrued thereon) shall be non-refundable to Buyer except as otherwise expressly provided in this Agreement, including, without limitation, the terms of Article XII relating to Buyer's rights in the event of a termination of this Agreement.

Section 3.04                          Due Diligence Notices.  Except as expressly provided in Section 3.02(a) or Section 3.02(e), all notices, approvals sought and deliveries pursuant to this Article III shall be made to the persons and at the addresses provided in Section 14.07.

                   ARTICLE IV

Title Matters
Section 4.01                          Title.  Buyer acknowledges that it has had sufficient opportunity to review the Permitted Liens set forth on Schedule E and Buyer acknowledges and agrees that at Closing the Real Property shall be subject to the Permitted Liens.

Section 4.02                          UCC Searches.  Buyer may obtain, at Buyer's sole cost and expense, state and local UCC searches, fixture searches, federal and state tax liens searches, local and federal litigation searches, judgment liens searches and bankruptcy searches with respect to the Seller Subsidiaries or the Real Property in such jurisdictions as Buyer deems necessary and appropriate (collectively, the "Search Reports").

Section 4.03                          Updated Commitment and Surveys.  Buyer may order new title commitments for the Real Properties and supplements to such title commitments (collectively, the "Title Updates") at Buyer's sole cost and expense.  Buyer shall instruct Title Company to simultaneously deliver directly to Buyer and Sellers copies of each Title Update (including tax and departmental searches) ordered by Buyer or otherwise issued by Title Company, and copies of all underlying documentation referenced as an exception to the title policy as soon as available.  Buyer may order updates of any existing survey (each a "Survey Update", and together with the Title Updates, the "Updates") at Buyer's sole cost and expense, and shall instruct the surveyor to forward a copy of any Survey Update and any further updates thereof to Sellers and Title Company simultaneously with the issuance thereof to Buyer, it being understood that if Buyer does not order a Survey Update, Buyer shall take title to the Real Property subject to any survey exceptions.

Section 4.04                          Objections.  Buyer shall have the right to deliver one or more written notices (each, a "Title Objection Notice") to Sellers objecting to any items contained in an Update which are not Permitted Liens (each such item to which Buyer objects being an "Objection"), within ten (10) Business Days after Buyer's receipt of such Update.  Failure of Buyer to provide a timely Title Objection Notice with respect to any matter contained in an Update (other than Impermissible Defects) shall be deemed Buyer's approval of such item and such item shall thereafter be deemed to be a Permitted Lien.  Sellers shall notify Buyer in writing within ten (10) Business Days after receipt of a Title Objection Notice from Buyer regarding such exceptions whether Sellers elect to attempt to remove or cure any Objection set forth in such Title Objection Notice (any such matter that Sellers elect to attempt to remove or to cure being a "Seller Cure Matter"), and Sellers' failure to timely deliver such notice with respect to any Objection shall be deemed an election by Sellers not to remove or cure such Objection.  If Sellers notify Buyer that Sellers have elected not to remove or cure any Objection (or are deemed to have elected not to remove or cure any Objection), then Buyer shall notify Sellers within ten (10) Business Days after receipt of such notice (or date of deemed election, as applicable), whether Buyer elects to (y) terminate this Agreement (in which case the Deposit, and the interest accrued thereon, shall be returned to Buyer and the Parties shall have no further obligations to, or recourse against, each other (except as provided in any provision of this Agreement which is expressly stated to survive the termination of this Agreement), or (z) proceed to Closing, taking title subject to such Objection (in which case such Objection shall become a Permitted Lien and the Purchase Price shall not be reduced; provided, however, the failure of Buyer to timely provide such notice shall be deemed an election by Buyer to proceed to Closing.

Section 4.05                          Cure.  Notwithstanding anything contained herein to the contrary, Sellers shall be obligated to cause to be either (x) released, satisfied and otherwise discharged of record, or (y) cause Title Company to insure over in a manner reasonably acceptable to Buyer, all of the following title or survey matters affecting or encumbering the Real Property: (i) any mortgage, security agreement, financing statement, or any other instrument which evidences or secures indebtedness incurred, assumed or taken subject to, by Sellers, any Seller Subsidiary or any of their respective Affiliates, including the Existing Debt, which Sellers must cause to be released of record rather than insure over; (ii) any mechanics' lien caused by a Seller Party, (iii) any other monetary liens caused by a Seller Party: (iv) any overdue tax liens or assessments; and (v) any other liens or encumbrances (including any Liens) voluntarily recorded, or otherwise voluntarily placed of record, by a Seller Party against the Real Property or otherwise affecting the Real Property (and voluntarily created by a Seller Party) before the Closing Date and not approved by Buyer (the items described in the preceding (i) through (v) each being a "Impermissible Defect", and collectively, "Impermissible Defects").  For the avoidance of doubt, in no event shall any Impermissible Defect be a Permitted Lien.

                   ARTICLE V

Closing
Section 5.01                          Closing Date.  The closing (the "Closing") shall take place on the later of (i) the fifteenth (15th) day following the expiration of the Due Diligence Period; or (ii) the tenth (10th) day after written notice from Sellers to Buyer that Sellers have obtained all required approvals and consents (including the Required Third Party Estoppels, the Metlife Debt Waiver and the AEW Debt Waiver and agreement upon final documentation in connection with the MetLife Debt Waiver, the AEW Debt Waiver and the CMBS Debt Defeasance) (such date, as it may be extended pursuant to this Agreement, the "Closing Date"); time being of the essence, provided, however, that, in no event, notwithstanding anything to the contrary herein, shall the Closing Date be later than April 19, 2013 (the "Outside Closing Date").  The Closing, including delivery of the Interest, shall take place on the Closing Date at 10:00 a.m. Eastern Standard Time by a customary escrow arrangement through the Escrow Agent.

Section 5.02                          Costs, Expenses and Transfer Taxes. Except as otherwise provided herein, all other fees, costs and expenses not expressly addressed in this Section 5.02, Section 2.03 or Section 10.04 shall be allocated between Sellers and Buyer in accordance with local custom for similar transactions.

(a)            Sellers shall pay for the following transaction costs:  (i) all local and state real estate transfer taxes, (ii) all documentary stamp tax or similar charges if any; (iii) one-half of the fees and expenses for the Escrow Agent; (iv) all fees, expenses, costs and penalties incurred in connection with the Metlife Debt Waiver, AEW Debt Waiver or the CMBS Debt Defeasance; (v) any sales tax related to the portion of the Purchase Price allocated to personal property; (vi) all costs, expenses and other amounts required to remove or cure any Seller Cure Matters or any Impermissible Defects; (vii) any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, due or payable to CBRE, Inc., a Delaware corporation, with respect to the sale of the Interest or the Real Property; and (viii) the fees and expenses for its attorneys, accountants and other consultants.

(b)            Buyer shall pay for the following transaction costs:  (i) the fees and expenses associated with the transfer of the licenses and Permits required to continue the operation of the Real Property and/or the Seller Subsidiaries' business, if any; (ii) all title costs, including search fees, closing fees and all premiums for any so-called "date-down" endorsements to existing owners' title insurance policies (including "extended form coverage"), if available, or for any new title insurance policy obtained for Buyer (including "extended form coverage") and any desired endorsements to the owner's title insurance policies; (iii) one-half of the fees and expenses for the Escrow Agent; (iv) the fees and expenses for any Updates and Buyer's due diligence; (v) any mortgage recording taxes and related intangible taxes on any new debt incurred by Buyer; and (vi) the fees and expenses of its attorneys, accountants and other consultants.

Section 5.03                          Transactions Arm's-Length.  The terms and conditions (including without limitation the amount and timing of consideration associated therewith) of the Transactions were arrived at on the basis of arm's length negotiation between the Parties to such Transactions and shall be respected by each of them for federal, state, local, foreign and other tax reporting purposes.

Section 5.04                          Data Site Updates.  After the Effective Date, in the event that any new materials or other new information are posted to the Data Site, or any of the materials or other information that have been previously posted to the Data Site are modified, amended or supplemented (any such event being a "Data Site Update"), the Sellers shall promptly provide e-mail notification of such Data Site Update to the Buyer (which for the purposes of this Section shall be an email to jdorsett@pky.com and jbates@pky.com) and if such Data Site Update occurs less than three (3) Business Days prior to the end of the Due Diligence Period or less than three (3) Business Days prior to the Closing Date, the Due Diligence Period or the Closing Date, as applicable, shall be extended by two (2) Business Days; provided, however, notwithstanding anything to the contrary contained herein, the Sellers shall not allow any Data Site Update to occur less than three (3) Business Days prior to the Outside Closing Date.

          ARTICLE VI

Representations and Warranties of the Seller Parties
Except as set forth on the Schedules to this Agreement, as provided on the Data Site (subject to the provisions of Section 5.04) or otherwise expressly provided herein, including Section 6.12 and Section 6.15 hereof, Sellers, jointly and severally, represent and warrant to Buyer as follows:
Section 6.01                          Organization, Standing and Corporate Power.  Each of the Sellers and Seller Subsidiaries (collectively, the "Seller Parties") is duly organized, validly existing and in good standing under the laws of the jurisdiction in which it is formed or existing and has all requisite power and authority to carry on its business as now being conducted.  Each of the Seller Parties is, duly qualified or licensed to do business and is in good standing in the State of Florida.

Section 6.02                          Title to Interest and Capital Structure.

(a)            All issued and outstanding limited liability company membership interests in the Seller Subsidiaries have been duly authorized and validly issued and are fully paid and are owned by the Sellers; with it being understood that there was no consideration paid by the Sellers upon the creation of the applicable Seller Subsidiary or by the applicable Seller upon the assignment of the Seller Subsidiary to the applicable Seller by an Affiliate.

(b)            Sellers are the lawful owners, of record and beneficially, of the Interests, and have good and marketable title to the Interests, free and clear of any and all liens, encumbrances, restrictions and claims of every kind and with no restriction on the voting rights and other incidents of record and beneficial ownership pertaining thereto, other than pledge of the interests in the Seller Subsidiary owning the Deerwood North Portfolio in connection with the AEW Debt which shall be released at Closing.

(c)            The Interest comprises Sellers' entire interest in the Seller Subsidiaries (of any kind or nature) and, upon the transfer of the Interest to Buyer, Sellers will no longer have any interest in the Seller Subsidiaries, whether legal, beneficial, equitable or of any other kind or nature whatsoever.

(d)            There are no, and as of the Closing, will be no (i) outstanding warrants, calls, options, or other rights of any kind to purchase or receive shares of capital stock or other equity or voting interest in the Seller Subsidiaries; (ii) outstanding bonds, debentures, notes or other indebtedness having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which members, partners, or shareholders (as applicable) would have the right to vote, of the Seller Subsidiaries; or (iii) voting trust, proxy or other contract or understanding to which any Seller Subsidiary or any Seller is a party with respect to the voting of any equity interest of a Seller Subsidiary.

(e)            No Seller Subsidiary will have any Subsidiaries and will not own, directly or indirectly, any capital stock or other equity or voting interest in any Person.

(f)            There are no contracts or other understandings or arrangements between Sellers or any Seller Subsidiary and any other Person with respect to the acquisition, disposition, transfer, registration or voting of, or any other matters in any way pertaining or relating to the Interest, except with respect to the AEW Debt which shall be released at Closing.

(g)            No Seller Subsidiary has any existing or contingent obligation to any Person with respect to, or any contract relating to, any equity appreciation, phantom equity, profit participation or similar right with respect to any equity interest of a Seller Subsidiary.

(h)            FDC is the sole member of FDG South, and no limited liability company manager, officer, or other representative has been appointed by, or otherwise serves with respect to, FDG South, other than such limited liability company managers, officers, or other representatives that will resign as of Closing.  FDG is the sole member of FDG North, and no limited liability company manager, officer, or other representative has been appointed by, or otherwise serves with respect to, FDG North, other than such limited liability company managers, officers, or other representatives that will resign as of Closing.

(i)            A true, complete and current copy of the Organizational Documents for each Seller Subsidiary is contained in the Data Site.

Section 6.03                          Authority; Noncontravention.

(a)            The Seller Parties have all requisite corporate, limited liability company, or partnership power and authority, as applicable, and no other corporation, limited liability company or partnership proceedings on the part of the Seller Parties are required for Sellers to enter into this Agreement and, subject to the receipt of the Metlife Debt Waiver and the AEW Debt Waiver, to consummate the Transactions (the "Required Third Party Consents").

(b)            The execution and delivery of this Agreement and the consummation and performance by the Sellers Parties of their respective obligations under this Agreement and any other agreements entered into in connection with this Agreement have been duly authorized by all necessary corporate, limited liability company, or partnership action, as applicable, on the part of the Seller Parties and no other corporate, limited liability company, or partnership proceedings, as applicable, on the part of the Seller Parties are necessary to authorize this Agreement or to consummate and perform their respective obligations under this Agreement or any other agreements entered into in connection with this Agreement.

(c)            This Agreement has been duly executed and delivered by Sellers and, assuming the due authorization, execution and delivery by each of the other Parties hereto, constitutes a legal, valid and binding obligation of Sellers, enforceable against each in accordance with its terms (subject to applicable bankruptcy, solvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditors' rights generally from time to time in effect and by general principles of equity).

(d)            The execution and delivery of this Agreement does not, and, as of the Closing Date, the consummation of the Transactions and compliance with the provisions of this Agreement and any other agreements entered into pursuant to this Agreement, will not conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time or both) under or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of any right or benefit under, or result in the creation of any Lien in or upon any of the Real Property or the Interest under the following:  (i) the Organizational Documents of any of the Seller Parties, (ii) the Loan Documents, subject to any Required Third Party Consent, (iii) any mortgage, indenture, deed of trust, lease, contract, obligation, agreement, license or instrument to which any Seller Party is a party or any of its properties or other assets are subject, (iv) any mortgage, indenture, deed of trust, lease, contract, obligation, agreement, license or instrument to the Real Property or the Interest are subject, (v) subject to the governmental filings and other matters referred to in Section 6.04 hereof, any Law applicable to any Seller Party, the Real Property or the Interest, (vi) any Lease, or (vii) any of the Contract.

(e)            None of the Seller Parties has made a general assignment for the benefit of creditors, filed any voluntary petition in bankruptcy or suffered the filing of an involuntary petition by any Seller Party's creditors, suffered the appointment of a receiver to take possession of all, or substantially all, of any Seller Party's assets, suffered the attachment or other judicial seizure of all, or substantially all, of any Seller Party's assets, admitted in writing its inability to pay its debts as they come due or made an offer of settlement, extension or composition to its creditors generally.

Section 6.04                          Governmental Approvals.  No material permit, consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Federal, state, provincial, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each, a "Governmental Authority") is required by the Seller Parties in connection with the execution of this Agreement or the consummation of the Transactions.

Section 6.05                          Property Statements

(a)            Correct and complete copies of the balance sheets and income statements for the respective Real Properties have been provided to Buyer as of December 31, 2012 (the "Property Statements").  The Property Statements (i) have been prepared from the books and records of the applicable Seller Subsidiary and have been prepared in accordance with such Seller Subsidiary's past accounting practices consistently applied throughout the periods covered by such statements, and (ii) fairly present the financial condition and the results of operations for the applicable Real Properties as of the respective dates and for the periods referred to in such Property Statements, all in accordance with GAAP, subject to normal year-end adjustments and the absence of notes, excluding the payment of the Existing Debt and related interest expense.  The Property Statements for the Deerwood North Portfolio, taken together on a combined basis, fairly present the financial condition and the results of operations for the Seller Subsidiary that owns the Deerwood North Portfolio as of the respective dates and for the periods referred to in such Property Statements, all in accordance with GAAP, subject to normal year-end adjustments and the absence of notes, excluding the payment of the Existing Debt and related interest expense.  The Property Statements for the Deerwood South Portfolio, taken together on a combined basis, fairly present the financial condition and the results of operations for the Seller Subsidiary that owns the Deerwood South Portfolio as of the respective dates and for the periods referred to in such Property Statements, all in accordance with GAAP, subject to normal year-end adjustments and the absence of notes, excluding the payment of the Existing Debt and related interest expense.

(b)            Absence of Undisclosed Liabilities.  No Seller Subsidiary has any known material liability (whether accrued, absolute, contingent, or unliquidated), other than (i) liabilities reflected or disclosed on the Property Statements as of December 31, 2012 (the "Most Recent Property Statement"), (ii) liabilities which have arisen after the date of the Most Recent Financial Statement in the ordinary course of business (none of which is a liability resulting from breach or a default by a Seller Subsidiary thereunder), (iii) obligations of the applicable Seller Subsidiary pursuant to any of the Contracts or Leases (none of which is a liability resulting from breach or a default by a Seller Subsidiary thereunder), and (iv) the Existing Debt and related interest expense to which the Real Property is subject.

Section 6.06                          Litigation.  Except as set forth on Schedule 6.06 attached hereto, there is no Action pending or threatened in writing, against any of the Seller Subsidiaries.  There is no Order to which any Seller Party, the Real Property or the Interest is subject, that restrains or prohibits this Agreement or the Transactions or that prevent, impede or materially delay Sellers' performance under this Agreement or the consummation of the Transactions.  There is no Action pending or threatened in writing against any Seller Party or with respect to the Real Property or the Interest, that seeks to restrain, prohibit, obtain damages or otherwise challenge the legality or validity of this Agreement or the Transactions or that would reasonably be expected to prevent, impede or materially delay Sellers' performance under this Agreement or the consummation of the Transactions.

Section 6.07                          Contracts.  Schedule 6.07 attached hereto sets forth a correct and complete list, as of the Effective Date, of all contracts to which any Seller Subsidiary is a party or to which any of its properties or other assets, the Real Property or the Interest are subject, including, but not limited to, the service, maintenance, supply and other agreements relating to the operation of the Real Property, together with all modifications and amendments thereof and supplements relating thereto (collectively, the "Contracts").  Except as may be described in Schedule 6.07:  (i) there exists no monetary default or material non-monetary default by any party (other than a Seller Subsidiary or a Seller, as applicable) under any of the Contracts and, to the Sellers' Knowledge, there exists no facts or circumstances that, with notice and/or the lapse of time (including, but not limited to, any applicable grace or cure periods), would constitute or give rise to a material default by any party (other than a Seller Subsidiary or a Seller, as applicable) under any of the Contracts; and (ii) there exists no monetary default or material non-monetary default by any Seller Party under any of the Contracts and there exists no facts or circumstances that, with notice and/or the lapse of time (including, but not limited to, any applicable grace or cure periods), would constitute or give rise to a material default by any Seller Party under any of the Contracts.

Section 6.08                          Compliance with Laws.

(a)            To the Sellers' Knowledge, the Seller Subsidiaries have in effect all material permits, licenses, registrations, variances, exemptions, authorizations, operating certificates, franchises, orders, approvals and similar rights to be issued by or obtained from all Governmental Authorities which are necessary to carry on the businesses of the Seller Subsidiaries as now conducted and operate the Real Properties as now operated.  There is no event which has occurred that, to Sellers' Knowledge, would reasonably be expected to result in the revocation, cancellation, non-renewal or adverse modification of any such Permit that individually or in the aggregate would reasonably be expected to result in a material fine, assessment or cease and desist order, or the suspension, revocation, cancellation, non-renewal or material limitation or restriction of any Permit.

(b)            No Seller Party has received any written notice from any Governmental Authority that (i) alleges any material noncompliance by the Seller Subsidiaries with any applicable statutes, laws (including civil laws), ordinances, rules, regulations, judgments, orders and decrees of any Governmental Authority (collectively, the "Laws") applicable to them, respectively, or the Real Property which has not been cured, or (ii) would be reasonably likely to result in a material fine, assessment or cease and desist order, or the suspension, revocation, cancellation, non-renewal or material limitation or restriction of any Permit.

Section 6.09                          Taxes. [to be reviewed by tax counsel]

(a)            Florida East Coast, the indirect parent of the Seller Subsidiaries, has timely filed, or has caused to be timely filed, on behalf of the Seller Subsidiaries and others a consolidated tax return (taking into account any valid extension of time within which to file), all federal income and other material Tax Returns required to be filed by the Seller Subsidiaries prior to the Closing Date, and all such filed Tax Returns are correct and complete in all material respects.  All Taxes shown to be due on such Tax Returns, and all material Taxes otherwise required to be paid by or with respect to the Seller Subsidiaries or their respective operations, have been timely paid.

(b)            There is no material dispute or claim concerning any Tax liability, no audit, examination, or other administrative or court proceeding that is in progress or pending with, or to Sellers' Knowledge threatened by, any taxing authority or court with respect to any Tax liability of, or Taxes applicable to, the Real Property, the Interest or any of the Seller Subsidiaries or any of their respective properties or other assets, except for that certain sales tax audit with respect to Florida East Coast and certain Subsidiaries thereof, including Seller, for the period from December 2008 to November 2011 (the "Sales Tax Audit").

(c)            No Seller Subsidiary currently is the beneficiary of any extension of time within which it or Florida East Coast may file any Tax Return.

(d)            No Seller Subsidiary has granted (nor is it subject to) any waiver that is currently in effect with respect to the period of limitations for the assessment or collection of a Tax, except that the period of limitations in connection with the Sales Tax Audit has been extended to June 30, 2013.

(e)            No Seller Subsidiary is a party to, or has any obligation under, any Tax sharing, Tax allocation, or Tax indemnity agreement.

(f)            No Liens for Taxes exist with respect to the Real Property, the Interest, any Seller Subsidiary or any of its properties or other assets, except for, in the case of the Real Property, Liens for Taxes and assessments not yet due and payable.

(g)            For purposes of this Agreement, (i) "Taxes" shall mean taxes of any kind (including those measured by or referred to as income, franchise, gross receipts, sales, use, ad valorem, profits, license, withholding, payroll, employment, excise, escheat, severance, stamp, occupation, premium, value added, property, windfall profits, customs, duties or similar fees, assessments or charges of any kind whatsoever) together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority with respect thereto, domestic or foreign, and shall include any transferee or successor liability in respect of taxes (whether by contract or otherwise) and any several liability in respect of any tax as a result of being a member of any affiliated, consolidated, combined, unitary or similar group and (ii) "Tax Return" shall mean any return, report, claim for refund, estimate, information return or statement or other similar document relating to, filed or required to be filed with any taxing authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

(h)            Since the date of its formation each Seller Subsidiary has been a "disregarded entity" for federal, state and local income tax purposes, and no Seller Subsidiary has ever been classified for federal, state and local income tax purposes as a partnership, "association," "C Corporation" or "S Corporation."

(i)            Each Seller Subsidiary has timely withheld and/or paid over all Taxes required to have been withheld and/or paid over, as the case may be, in connection with any amount accrued, paid, or otherwise required to be withheld with respect to any Person.

(j)            No Seller Subsidiary has engaged in any "listed transaction" within the meaning of Regulations Section 1.6011-4(b)(2) or any predecessor Regulation, and Florida East Coast has properly disclosed in its federal income Tax Returns all "reportable transactions" within the meaning of Regulations Sections 1.6011-4(b)(1), any predecessor Regulation, or any similar provision of state or foreign Law relating to the Real Property or any Seller Subsidiary.

(k)            No Seller Subsidiary is a "conduit entity" for purposes of Fla. Stat. §201.02(b)1.b, and no documentary stamp taxes will be due or payable as the result of the transfer of the Interest to Buyer pursuant to the terms of this Agreement.

(l)            This Section 6.09 constitutes the only representations of the Seller Parties with respect to Taxes.
Section 6.10                          Real Property
.
(a)            Schedule A lists:  (i) each of the Real Properties and (iii) the Seller Subsidiary that owns such Real Property.

(b)            Except for the Leases referenced on Schedule 6.10 and leases, licenses, or other occupancy agreements that may be entered into by Sellers pursuant to Section 8.02, there are no leases, rental agreements, license agreements or other occupancy agreements currently in effect that will affect the Real Property after Closing.

(c)            The Leases have not been amended except as set forth on Schedule 6.10.

(d)            Each Lease is in full force and effect.

(e)            Complete copies of all Leases, including all amendments thereto, and the Effective Date Rent Rolls have been uploaded to the Data Site.

(f)            The rent rolls (the "Rent Rolls") delivered to Buyer are true, correct and complete as of the applicable date thereof, and identify (i) each Tenant and the unit(s) occupied by such Tenants; (ii) any vacant rentable space within the Real Property, (iii) the expiration date of each Lease and the rent currently payable under each Lease.

(g)            Except as may be described in Schedule 6.10, all tenant improvement allowances currently due and payable by any Seller Party under or in connection with the current terms of any Lease have been paid in full and all brokerage and leasing commissions currently due and payable by any Seller Party to third parties under or in connection with any Lease have been paid in full.

(h)            Except as may be described in Schedule 6.10, there exists no monetary default or material non-monetary default by any Tenant under any of the Leases and, to the Sellers' Knowledge, there exists no facts or circumstances that, with notice and/or the lapse of time (including, but not limited to, any applicable grace or cure periods), would constitute or give rise to a material default by any Tenant under any of the Leases.

(i)            Except as may be described in Schedule 6.10, there exists no monetary default or material non-monetary default by any Seller Party under any of the Leases and there exists no facts or circumstances that, with notice and/or the lapse of time (including, but not limited to, any applicable grace or cure periods), would constitute or give rise to a material default by any Seller Party under any of the Leases.

(j)            Schedule 6.10 contains a true, correct and complete list of the security deposits as of the Effective Date both in the form of cash and letters of credit (collectively, the "Security Deposits") currently held by any Seller Party, or required to be held by any Seller Party, pursuant to the terms of any of the Leases.

(k)            There are no condemnation or eminent domain proceedings with respect to the Real Property pending or, to Sellers' Knowledge, threatened with respect to the Real Property.

(l)            No Seller Subsidiary owns, leases or operates, and has never owned, leased or operated, any real property, or any interest in any real property, other than the Real Property, except for property that may have been conveyed to the property owners' association or a governmental entity, and except for the acquisition, ownership, financing, leasing, management and operation of the Real Property, no Seller Subsidiary (or any predecessor in interest) has engaged in any business or other activity.

Section 6.11                          Environmental Matters.  Except as described on Schedule 6.11 attached hereto and in those certain Environmental Reports:

(a)            No Violations.  To Sellers' Knowledge, no written claims, complaints, notices, or requests for information have been received by the Seller Parties concerning any violation of any Environmental Law or any releases of Hazardous Materials on the Real Property or any portion thereof or by any Seller Subsidiary.

(b)            Hazardous Materials.  No Seller has transported, disposed of or treated, or arranged for the transportation, disposal or treatment of, any Hazardous Materials to or from the Real Property other than in compliance with applicable Environmental Laws.  No Seller Subsidiary has transported, disposed of or treated, or arranged for the transportation, disposal or treatment of, any Hazardous Materials other than in compliance with applicable Environmental Laws.  No written notification of a release or discharge of a Hazardous Material has been filed by or on behalf of, or received by, any Seller with respect to any of the Real Property.  No written notification of a release or discharge of a Hazardous Material has been filed by or on behalf of, or received by, any Seller Subsidiary.  The Real Property is not listed or proposed for listing, on the National Priorities List promulgated pursuant to CERCLA or on any similar state list of sites requiring investigation or clean-up.  No Seller Party has received any written notice that there are Hazardous Materials located in, on or under the Real Property, that require remediation or removal under Environmental Laws.

(c)            Environmental Documents.  The Environmental Documents are all of the studies, reports and analysis regarding environmental matters (including but not limited to asbestos, lead based paint and mold assessments) or Hazardous Materials relating to the Real Property in the Seller's possession or control obtained within the last five (5) years.

(d)            Other than as set forth in Section 6.12 of this Agreement, the representations and warranties in this Section 6.11 are Sellers' sole and exclusive representation with respect to environmental matters, environmental compliance and Hazardous Materials.
As used in this Agreement, the term "Environmental Laws" means all federal, state, local and foreign laws and regulations relating to pollution or the environment, including laws relating to releases or threatened releases of Hazardous Materials or relating to the manufacture, processing, distribution, use, treatment, storage, transport or handling of Hazardous Materials and laws and regulations with regard to recordkeeping, notification, disclosure and reporting requirements respecting Hazardous Materials.
As used in this Agreement, the term "Hazardous Materials" means substances defined as Hazardous Substances, Oils, Pollutants or Contaminants in the National Oil and Hazardous Substances Pollution Contingency Plan, 40 C.F.R. § 300.5, or defined as such by, or regulated as such under, any Environmental Law.
Section 6.12                          "As Is" Condition of Property.

(a)            Buyer acknowledges that, except as expressly provided in this Agreement, neither Sellers, nor any Person acting on behalf of Sellers, nor any Person or entity which prepared or provided (on behalf of Sellers) any of the materials reviewed by Buyer in conducting its due diligence, nor any direct or indirect officer, director, partner, member, shareholder, employee, agent, representative, accountant, advisor, attorney, principal, affiliate, consultant, contractor, successor or assign of any of the foregoing Persons (all of the Persons described in the preceding portions of this sentence (other than Buyer) shall be referred to herein collectively as the "Exculpated Parties"), has made, does not make and specifically disclaims any representations, warranties, promises, covenants, agreements or guaranties of any kind or character whatsoever, whether express or implied, oral or written, past, present or future, of, as to, concerning or with respect to (i) the nature, quality or condition of the Real Property, including the water, soil and geology, (ii) the income to be derived from the Real Property or the financeability of the Real Property, (iii) the suitability of the Real Property and buildings thereon for any and all activities and uses which Buyer may conduct thereon, (iv) any proposed or threatened condemnation of all or any portion of the Real Property or designation of any portion of the Real Property as part of a redevelopment zone, (v) the compliance of or by the Real Property or its operation with any Laws, (vi) the current or future real estate tax liability, assessment or valuation of the Real Property, (vii) the availability or non-availability or withdrawal or revocation of any benefits or incentives conferred by any federal, state or municipal authorities or (viii) the physical condition of any of the improvements on the Real Property including the state of maintenance and repair thereof, and specifically that Sellers have not made, do not make and specifically disclaims any representations regarding solid waste, as defined by the U.S. Environmental Protection Agency regulations at 40 C.F.R., Part 261, or the disposal or existence, in or on the Real Property, of any hazardous substance, as defined by the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, and applicable state laws, and regulations promulgated thereunder.  Buyer further acknowledges that having been given the opportunity to inspect the Real Property, and except for the representations and warranties expressly set forth in Article VI, Buyer is relying solely on its own investigation of the Real Property and not on any information provided or to be provided by Sellers.  Buyer further acknowledges and agrees that any information provided or to be provided with respect to the Real Property was obtained from a variety of sources and that Sellers have not made any independent investigation or verification of such information.

(b)            BUYER FURTHER ACKNOWLEDGES THAT, EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT, AND AS A MATERIAL INDUCEMENT TO SELLERS' EXECUTION AND DELIVERY OF THIS AGREEMENT, THE SALE OF THE REAL PROPERTY AS PROVIDED FOR HEREIN IS ON AN "AS IS, WHERE IS" CONDITION AND BASIS.  BUYER ACKNOWLEDGES AND AGREES THAT ITS OBLIGATIONS UNDER THIS AGREEMENT SHALL NOT BE SUBJECT TO ANY FINANCING CONTINGENCY OR OTHER CONTINGENCIES OR SATISFACTION OF CONDITIONS AND BUYER SHALL HAVE NO RIGHT TO TERMINATE THIS AGREEMENT OR RECEIVE A RETURN OF THE DEPOSIT (OR THE ACCRUED INTEREST THEREON) EXCEPT AS EXPRESSLY PROVIDED IN THIS AGREEMENT.  Buyer acknowledges, represents and warrants that Buyer is not in a significantly disparate bargaining position with respect to Sellers in connection with the transaction contemplated by this Agreement, that Buyer freely and fairly agreed to this waiver as part of the negotiations for the transaction contemplated by this Agreement and that Buyer is represented by legal counsel in connection with this transaction and Buyer has conferred with such legal counsel concerning this waiver.

(c)            Subject to the following sentence, Sellers are hereby released from all responsibility and liability to Buyer regarding the condition (including its physical condition and its compliance with applicable laws, and the presence in the soil, air, structures and surface and subsurface waters, of Hazardous Materials or substances that have been or may in the future be determined to be toxic, hazardous, undesirable or subject to regulation and that may need to be specially treated, handled and/or removed from the Real Property under current or future federal, state and local Laws), valuation, salability or utility of the Real Property, or its suitability for any purpose whatsoever.  The provisions of this paragraph shall not limit (x) any representation or warranty of Sellers expressly set forth in Article VI, (y) any indemnity obligations of Sellers set forth in Article XI, or (z) the obligations of Florida East Coast pursuant to the provisions of Section 14.19.

Section 6.13                          Brokers and Other Advisors.  No broker, investment banker, financial advisor or other Person, other than CBRE, Inc., a Delaware corporation, with respect to the sale of the Interest, has been retained by Seller, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses, in connection with the sale of the Interests based upon arrangements made by or on behalf of the Seller Parties.  The fees and expenses of CBRE, Inc., a Delaware corporation, with respect to the sale of the Interests shall be paid by Seller.

Section 6.14                          Employee Matters. The Seller Subsidiaries do not have any employees and have never had any employees.

Section 6.15                          Limitations. The representations and warranties of Sellers set forth in this Article VI are subject to the following limitation:  Sellers do not represent or warrant that any particular Lease or Contract will be in force or effect as of the Closing or that the Tenants or contractors thereunder, as applicable, will not be in default thereunder as of the Closing.

Section 6.16                          ERISA.  No Seller Party is an "employee benefit plan," as defined in Section 3(3) of ERISA, a "governmental plan" within the meaning of Section 3(32) of ERISA, or a "plan" within the meaning of Section 4975(e) of the Code, none of the assets of any Seller Party constitute "plan assets" within the meaning of the United States Department of Labor Regulations set forth in Section 2510.3-101 of Title 29 of the Code of Federal Regulations, no transactions by or with any Seller Party are subject to state statutes applicable to Sellers regulating investments of fiduciaries with respect to governmental plans, and the execution and delivery of this Agreement by Sellers and Sellers' performance of its obligations hereunder do not constitute non-exempt (under a statutory or administrative class exemption) prohibited transactions under ERISA or Section 4975 of the Code.

Section 6.17                          OFAC.  Neither any Seller Party, Florida East Coast, any Subsidiary of any Seller Party or Florida East Coast, any of the respective employees, officers, or directors of the foregoing, nor any direct or indirect beneficial holder of ten percent (10%) or more of the equity interests in any Seller Party, is a person or entity with whom U.S. persons or entities are restricted from doing business under regulations of the Office of Foreign Assets Control of the Department of the Treasury ("OFAC") (including those named on OFAC's Specially Designated Nationals and Blocked Persons List) or under any similar statute, executive order (including the September 24, 2001, Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism), or other similar governmental action.

Section 6.18                          Insurance.  Schedule 6.18 lists all insurance carried by any of the Seller Parties (or Florida East Coast on behalf of the Seller Parties) or otherwise with respect to the Real Property, a Seller Subsidiary, its operations or its properties or other assets (the "Insurance Policies").  Each of the Insurance Policies is in full force and effect, and no Seller or Seller Subsidiary is in default with respect to its obligations under any of such Insurance Policies.  No coverage under the Insurance Policies will terminate or be limited prior to the Closing Date by reason of the execution, delivery or performance of this Agreement. Schedule 6.18 lists all open and/or pending insurance claims made against the Insurance Policies with respect to the Real Property or Seller Subsidiaries.  This information is being provided with it being understood that Buyer shall obtain insurance coverage and policies for the Seller Subsidiary, the Interest and the Real Property as of the Closing Date.

Section 6.19                          Bank Accounts.  Schedule 6.19 sets forth (i) the name of each bank, trust company, securities or other broker or other financial institution with which any Seller Subsidiary has an account, credit line or safe deposit box or vault, or otherwise maintains relations, (ii) the name of each person authorized by such Seller Subsidiary to draw thereon or to have access to any safe deposit box or vault, (iii) the purpose of each such account, safe deposit box or vault, and (iv) the names of all persons authorized by proxy, power of attorney or other instrument to act on behalf of such Seller Subsidiary in matters concerning its business or affairs.  All such accounts, credit lines, safe deposit boxes and vaults are maintained by the Seller Subsidiaries for normal business purposes and no such proxy, power of attorney or other like instrument is irrevocable.
The phrase "Sellers' Knowledge," or words of similar import in this Agreement, shall be deemed to refer exclusively to matters within the actual knowledge of Keith Tickell or Jeanne Stormes ("Seller Knowledge Individuals"), who have no obligation to investigate or make inquiries of other Persons with respect to any of the representations and warranties contained in this Agreement. Without limiting the foregoing, Buyer acknowledges that the Seller Knowledge Individuals have not performed and are not obligated to perform any investigation or review of any files or other information in the possession of Sellers, or to make any inquiry of any persons, or to take any other actions in connection with the representations and warranties of Sellers set forth in this Agreement other than as required herein.  Neither the actual, present, conscious knowledge of any other individual or entity, nor the constructive knowledge of the Seller Knowledge Individuals or of any other individual or entity, shall be imputed to the Seller Knowledge Individuals.
      ARTICLE VII

Representations and Warranties of Buyer
Buyer represents and warrants to the Seller Parties as follows:
Section 7.01                          Organization, Standing and Corporate Power.  Buyer is an entity duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is formed and has all requisite power and authority to carry on its business as now being conducted.  Buyer is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed individually or in the aggregate has not resulted in, and would not reasonably be expected to result in, material direct or indirect costs or liabilities to Buyer.

Section 7.02                          Authority; Noncontravention.

(a)            Buyer has all requisite limited liability company power and authority to enter into this Agreement and to consummate the Transactions.  The execution and delivery of this Agreement and the consummation and performance by Buyer of its obligations under this Agreement and any other agreements entered into in connection with this Agreement have been duly authorized by all necessary limited liability company on the part of Buyer and no other limited liability company proceedings on the part of Buyer are necessary to authorize this Agreement or to consummate and perform its obligations.  This Agreement has been duly executed and delivered by Buyer and, assuming the due authorization, execution and delivery by the other Parties hereto, constitutes a legal, valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms (subject to applicable bankruptcy, solvency, fraudulent transfer, reorganization, moratorium and other Laws affecting creditors' rights generally from time to time in effect and by general principles of equity).

(b)            The execution and delivery of this Agreement does not, and the consummation of the Transactions and compliance with the provisions of this Agreement will not conflict with or result in any violation or breach of, or default (with or without notice or lapse of time or both) under, or give rise to a right of termination, cancellation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien in or upon any of the properties or other assets of Buyer under the following:  (i) its Organizational Document, (ii) any contract to which Buyer is a party or any of its properties or other assets is subject, or (iii) subject to the governmental filings and other matters referred to in Section 7.02, any Law applicable to Buyer or its properties or other assets; provided, however, no conflict, violation, breach, default, right, loss or Lien arising as the result of the application of the preceding clauses (ii) and (iii) shall give rise to, or otherwise constitute, a breach of the representation and warranty contained in this Section 7.03, if such conflict, violation, breach, default, right, loss or Lien (y) would not reasonably be expected to impair in any material respect the ability of Buyer to perform its obligations under this Agreement and (z) would not reasonably be expected to prevent or materially delay the consummation of the Transactions.

Section 7.03                          Governmental Approvals.  No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Governmental Authority is required by or with respect to Buyer in connection with the execution and delivery of this Agreement by Buyer or the consummation by Buyer of the Transactions, except for such consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be obtained or made individually or in the aggregate would not reasonably be expected to (x) impair in any material respect the ability of Buyer to perform its obligations under this Agreement or (y) prevent or materially delay the consummation of the Transactions.

Section 7.04                          Litigation.  There is Action pending or, to Buyer's Knowledge, threatened against Buyer that would reasonably be expected to result in Buyer not being able to fulfill all of its obligations under this Agreement or prevent or materially delay the consummation of any of the Transactions contemplated by this Agreement, nor is there any Order outstanding against, or, to Buyer's Knowledge, any investigation by any Governmental Authority that would reasonably be expected to result in Buyer not being able to fulfill all of its obligations under this Agreement or prevent or materially delay the consummation of any of the transactions contemplated by this Agreement.

Section 7.05                          Brokers and Other Advisors.  No broker, investment banker, financial advisor or other Person is entitled to any broker's, finder's, financial advisor's or other similar fee or commission, or the reimbursement of expenses in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Buyer or any of its Affiliates.

Section 7.06                          Projections. Buyer understands that any estimates, projections or other forward-looking information provided to Buyer or its Affiliates or Representatives by or on behalf of Sellers are not and shall not be deemed to be representations and warranties of the Seller Parties or the partners, members, shareholders, employees or agents of any of them.  Buyer acknowledges that (a) there are uncertainties inherent in attempting to make such estimates, projections and other predictions, (b) Buyer is familiar with such uncertainties, (c) Buyer is taking full responsibility for making its own evaluation of the adequacy and accuracy of all estimates, projections or other predictions so furnished to it and (d) Buyer shall have no claim against the Seller Parties or the partners, members, shareholders, employees or agents of any of them with respect thereto.

The phrase "Buyer's Knowledge," or words of similar import in this Agreement, shall be deemed to refer exclusively to matters within the actual knowledge of Jason Bates (the "Buyer Knowledge Individual"), who have no obligation to investigate or make inquiries of other Persons with respect to any of the representations and warranties contained in this Agreement.  Without limiting the foregoing, Sellers acknowledge that the Buyer Knowledge Individual has not performed and are not obligated to perform any investigation or review of any files or other information in the possession of Buyer, or to make any inquiry of any persons, or to take any other actions in connection with the representations and warranties of Buyer set forth in this Agreement other than as required herein.  Neither the actual, present, conscious knowledge of any other individual or entity, nor the constructive knowledge of the Buyer Knowledge Individual or of any other individual or entity, shall be imputed to the Buyer Knowledge Individual.  Notwithstanding anything to the contrary contained in this Agreement, Buyer's Knowledge shall be deemed to include the information provided (i) on the Schedules to this Agreement and (ii) the documents and instruments applicable to the Interests and the Real Properties posted to the Data Site prior to the Closing Date (subject to the provisions of Section 5.04).
      ARTICLE VIII

Covenants
Section 8.01                          Sellers' Conduct of Business.  During the period from the Effective Date until the Closing Date, other than as expressly permitted pursuant to the terms of this Agreement, without Buyer's consent (in its sole discretion) no Seller shall, and no Seller shall permit any Seller Party to (to the extent the same would be binding on or affect the Real Property, the Interest, any Seller Subsidiary or any of its properties or other assets):

(a)            voluntarily issue, deliver, sell, grant, pledge or otherwise encumber or subject to any Lien any of its interest in the Interests;

(b)            amend or modify the Organizational Documents of the Seller Subsidiaries;

(c)            sell, mortgage, sell and leaseback or otherwise encumber or subject to any Lien (other than the Permitted Liens) or otherwise dispose of any of the Real Property or the property or assets associated with the Real Property;

(d)            sell, mortgage, sell and leaseback or otherwise encumber or subject to any Lien (other than the Permitted Liens) or otherwise dispose of any of the properties or other assets of any Seller Subsidiary;

(e)            make any capital expenditure or expenditures except for such capital expenditure or expenditures which, either (A) in Sellers' reasonable opinion, are required (i) for the continuation of the operation of the Real Properties, (ii) due to an event of emergency or (iii) for tenant improvements required for the Tenants listed on Schedule 6.10 or executed pursuant to the terms of this Agreement or (B) are otherwise approved by Buyer in writing following receipt from Sellers of a request therefore pursuant to a budget approved by Buyer (and subject to Buyer's receipt of reasonable back up materials if requested by Buyer);

(f)            with respect to the Seller Subsidiaries, change in any material manner any of its methods, principles or practices of accounting in effect as of the Effective Date, except as may be required by applicable Law or GAAP;

(g)            merge or consolidate any Seller Subsidiary with any other Person, or restructure, reorganize or completely or partially liquidate any Seller Subsidiary;

(h)            repurchase or prepay any indebtedness of any Seller Subsidiary for borrowed money except as required by the terms of such indebtedness or unless such indebtedness is with an Affiliate thereof (except for any of the Existing Debt paid down by Seller Subsidiaries in connection with this Transaction);

(i)            cause, permit or allow any Seller Subsidiary to incur any indebtedness for borrowed money or guarantee any such indebtedness of another Person;

(j)            issue or sell any debt securities of the Seller Subsidiaries or any options, warrants, calls or other rights to acquire any debt securities of the Seller Subsidiaries or guarantee any debt securities of another Person;

(k)            issue any shares of capital stock or other equity or voting interest in the Seller Subsidiaries or issue bonds, debentures, notes or other indebtedness having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which members, partners, or shareholders (as applicable) would have the right to vote, of the Seller Subsidiaries;

(l)            modify or amend any Contract (other than non-material amendments or modifications) after the period beginning three (3) Business Days prior to the expiration of the Due Diligence Period (provided, in the event that any Seller Party modifies or amends any Contract (other than a non-material amendment or modification) prior to the beginning of such period, the Sellers shall upload such amendment or modification to the Data Site and provide Buyer with email notice of such uploading within two (2) Business Days of entering into such amendment or modification (which for the purposes of this Section shall be an email to jdorsett@pky.com and jbates@pky.com));

(m)            terminate any Contract (unless such Contract expires by its terms);

(n)            other than Leases covered under Section 8.02, enter into contracts, agreements or other binding obligations (including any service, maintenance, supply and other agreements relating to the operation of the Real Property which may not be terminated by such Seller Party by giving thirty (30) days' or less advance notice) to which the Real Property, the Interest, or any Seller Subsidiary or its properties or other assets are subject, after the period beginning three (3) Business Days prior to the expiration of the Due Diligence Period (provided, in the event that any Seller Party enters into any such contract, agreement or other binding obligation prior to the beginning of such period, the Sellers shall upload such amendment or modification to the Data Site and provide Buyer with email notice of such uploading within two (2) Business Days of entering into any such contract, agreement or other binding obligation (which for the purposes of this Section shall be an email to jdorsett@pky.com and jbates@pky.com);

(o)            build or construct improvements (other than any tenant improvements pursuant to existing Leases or any Leases approved by Buyer) on any of the Real Properties;

(p)            fail to use reasonable efforts to maintain existing insurance policies or comparable replacement policies to the extent available for a reasonable cost;

(q)            fail to operate, manage, maintain or repair the Real Property in a manner consistent in all material respects with past practice; and

(r)            (i) commence a case under the Bankruptcy Code, (ii) file for or become subject to bankruptcy, reorganization, liquidation or receivership proceedings, (iii) assign all or a substantial portion or made a bulk sale of its assets for the benefit of creditors, (iv) permit a Seller Party's business to become subject to the control of a receiver or custodian, (v) permit a Seller Party's business to become subject to attachment or similar process, (vi) propose a compromise or arrangement to its creditors, or (vii) cease to carry on its business or commence any winding-up of its business;

Section 8.02                          Leases.  During the period from the Effective Date until the Closing Date, without Buyer's consent (in its sole discretion) no Seller shall, and no Seller shall permit any Seller Party to (to the extent the same would be binding on or affect the Real Property, the Interest, any Seller Subsidiary or any of its properties or other assets):

(a)            enter into any new lease, it being understood that with respect to any lease for less than 5,000 rentable square feet of a Real Property, Buyer's failure to respond to a request to enter into such a lease within five (5) Business Days shall be deemed approval of such lease, or amend or modify any Lease except as required pursuant to the terms of such Lease, terminate any Lease or apply any Security Deposit (other than pursuant to the applicable Lease following a default by the Tenant thereunder); provided, that, any agreement entered into by a Seller Party with a Tenant to confirm the terms of any right or option (that was granted prior to the Effective Date and was disclosed to Buyer, in writing, or set forth in the Lease) exercised by such Tenant shall not require Buyer's consent; or

(b)            enter into any new brokerage agreements, except in connection with any new leases entered into with Buyer's prior written consent.

Section 8.03                          Solicitation.  For a period commencing on the Effective Date until the Closing Date or the earlier termination of this Agreement, Sellers shall not, and Sellers shall not allow their respective officers, managers, employees, agents, representatives or any other Person acting at the direction of Sellers, or any Seller Subsidiary (or any officers, managers, employees, agents, representatives of such Seller Subsidiary or any other Person acting at the direction of such Seller Subsidiary) to, directly or indirectly, solicit, negotiate or accept any offers for the sale or financing of the Interest (or any portion thereof) or the Real Property (or any portion thereof).

Section 8.04                          Tenant Estoppels.  Sellers shall request, and use commercially reasonably efforts to obtain, a tenant estoppel certificate from each of the Tenants.  It shall be a condition precedent to Buyer's obligation to close hereunder that Sellers deliver to Buyer, at least two (2) Business Days prior to the Closing Date, executed tenant estoppel certificates with respect to Leases covering eighty percent (80%) of the rentable square feet of the Real Property ("Required Estoppel Certificates"), which shall include the estoppel certificates from all Tenants leasing more than thirty thousand (30,000) rentable square feet (the "Required Tenants"), subject to Sellers' right to deliver Sellers' estoppel certificates with respect to certain of the Required Estoppel Certificates as described below.").  The Required Estoppel Certificates (i) shall be substantially in the form of Exhibit B attached hereto (or such other form as may be required by the terms of a Tenant's applicable Lease, provided the information required pursuant to the terms of such Lease is provided), (ii) shall not disclose any material claims against any Seller Party, any material adverse matters, any defaults, rights of set off or other matters inconsistent in any material respect with the terms of the applicable Lease or the representations and warranties made by Sellers, and (iii) shall be dated no earlier than thirty (30) days prior to Closing.  Notwithstanding the foregoing, Sellers shall have the right (but not the obligation) to deliver Sellers' estoppel certificates in lieu of the Required Estoppel Certificates for Tenants other than Required Tenants.  Such Sellers' estoppel certificates shall be substantially similar to the form attached as Exhibit C hereto (or such other form as may be required by the terms of a Tenant's applicable Lease, provided the information required pursuant to the terms of such Lease is provided) and shall not disclose any material claims against any Seller Party, any material adverse matters, any defaults, rights of set off or other matters inconsistent in any material respect with the terms of the applicable Lease.  Any certification made in any estoppel certificate from Sellers shall survive for one (1) year following the Closing Date, and shall be subject to the same limitations with respect to making claims for miscertification as set forth in Article XI for claims which are made for breach of a representation of Sellers, and shall be subject to the Basket Amount and the Seller Liability Cap.  Notwithstanding the foregoing, if at any time after Sellers' delivery of an estoppel certificate with respect to a Lease, Buyer shall receive a tenant estoppel certificate with respect thereto, then to the extent such tenant estoppel certificate is not inconsistent or in contradiction, in any material respects, with such Seller's estoppel certificate, such Sellers' estoppel certificate shall be deemed null and void and of no further force and effect and be replaced by such tenant's estoppel certificate.

Section 8.05                          Other Actions.  Except as otherwise contemplated or permitted by this Agreement, Sellers shall not, and Sellers shall not allow any Seller Subsidiary to, take any action that would reasonably be expected to result in any of the representations and warranties of Sellers set forth in this Agreement that are qualified by materiality or Material Adverse Effect, as the case may be, becoming untrue or (b) any of such representations and warranties that are not so qualified becoming untrue in any material respect.

Section 8.06                          Filings.  Sellers shall, and Sellers shall cause each Seller Subsidiary to, promptly provide Buyer copies of all filings made by such Seller Party with any Governmental Authority in connection with this Agreement and the Transactions.

Section 8.07                          Title Matters.  On or prior to the Closing Date, Sellers shall (i) remove or cure, or cause to be removed or cured, all Impermissible Defects; and (ii) use commercially reasonable efforts to remove or cure, or cause to be removed or cured, any Seller Cure Matter.

Section 8.08                          Existing Debt.  The Sellers shall (i) exercise their CMBS Debt Defeasance right (other than payment of funds which shall be concurrently with the Closing) at a time and in a manner that permits the transactions contemplated by this Agreement to close on or before the Outside Closing Date; and (ii) use commercially reasonable efforts to obtain the Metlife Debt Waiver and the AEW Debt Waiver and to reach agreement upon final documentation in connection with the MetLife Debt Waiver, the AEW Debt Waiver and the CMBS Debt Defeasance at a time and in a manner that permits the transactions contemplated by this Agreement to close on or before the Outside Closing Date.

Whenever under this Article VIII Sellers are required to obtain Buyer's approval with respect to any transaction described therein, Buyer, within five (5) Business Days after receipt of Sellers' request therefor, shall notify Sellers of its approval or disapproval of same and, if Buyer fails to notify Sellers of its disapproval, including the specific reasons for such disapproval, within said five (5) Business Day period, Buyer shall be deemed to have approved the same.
Section 8.09                          Covenants of Buyer

(a)            Non-Solicitation.  Except as provided in the next sentences, from the date hereof through the Closing Date, Buyer shall not, and shall not permit, cause or encourage any of their respective Affiliates to, recruit, offer employment, employ, engage as a consultant, solicit, lure or entice away, or in any other manner persuade or attempt to persuade, any employees of Sellers (or their Affiliates) to leave the employ of Sellers (or their Affiliates).  After the expiration of the Due Diligence Period, Buyer, or its representative acting at the direction of Buyer, shall be permitted to (i) contact or have discussions with those employees of Sellers (or their Affiliates) listed on Schedule 8.09 attached hereto, regarding the recruitment or employment of such employees, and (ii) at Buyer's discretion, offer employment to one or more of such employees.  The provisions of this Section 8.09 shall not apply to any employees of Sellers (or their Affiliates) (y) that initiate contact with Buyer, respond to a general solicitation or advertisement regarding potential employment opportunities with Buyer (or its Affiliates), or (z) with which Buyer (or its Affiliates) has had discussions or other communications, prior to the Effective Date, regarding potential employment opportunities..  Buyer agrees that Buyer shall instruct any "head hunter" or similar third party engaged by Buyer not to contact the employees of Florida East Coast or any Subsidiary thereof.

(b)            Title Policies.  If Buyer elects to obtain new title policies, endorsements to existing policies or Title Updates, Buyer shall use commercially reasonable efforts to cause the Title Company to issue the same.

(c)            Other Actions.  Except as otherwise contemplated or permitted by this Agreement, Buyer shall not, and Buyer shall not allow any of their respective Subsidiaries, to take any action that would reasonably be expected to result in (a) any of the representations and warranties of Buyer set forth in this Agreement that are qualified by materiality or Material Adverse Effect, as the case may be, becoming untrue or (b) any of such representations and warranties that are not so qualified becoming untrue in any material respect.

(d)            Filings.  Buyer shall promptly provide the others copies of all filings made by Buyer with any Governmental Authority in connection with this Agreement and the Transactions.

      ARTICLE IX

Casualty or Condemnation
Section 9.01                          Casualty
.
(a)            If, prior to the Closing, all or any portion of the Real Property is damaged by fire or any other cause whatsoever, Sellers shall promptly give Buyer written notice of such damage.

(b)            If the cost for repairing such damage is equal to or less than Three Million Dollars ($3,000,000) and will require less than six months to fully repair and restore (as determined by Sellers' independent insurer), then Buyer shall proceed to Closing to receive a credit for the amount of the deductible plus all insurance proceeds received by any Seller Party as a result of such loss less any proceeds theretofore used for repair with respect to such casualty, or an assignment of each Seller Party's rights to such insurance proceeds less any proceeds theretofore used for repair with respect to such casualty, and this Agreement shall continue in full force and effect with no reduction in the Purchase Price, and Sellers shall have no further liability or obligation to repair such damage or to replace the Real Property.

(c)            If the cost for repairing such damage is greater than Three Million Dollars ($3,000,000) or will require six months or more to fully repair or restore (as determined by Sellers' independent insurer) or would permit Tenant(s) occupying, in the aggregate, more than 30,000 rentable square feet to terminate their Lease(s), then Buyer shall have the option, exercisable by written notice delivered to Sellers and Escrow Agent within five (5) Business Days after Seller's written notice of damage to Buyer, either (i) to receive a credit for the amount of the deductible plus all insurance proceeds received by any Seller Party as a result of such loss less any proceeds theretofore used for repair with respect to such casualty, or an assignment of each Seller Party's rights to such insurance proceeds less any proceeds theretofore used for repair with respect to such casualty, and this Agreement shall continue in full force and effect with no reduction in the Purchase Price, and Sellers shall have no further liability or obligation to repair such damage or to replace the Real Property; or (ii) to terminate this Agreement.  If Buyer elects to terminate this Agreement, the Deposit shall be promptly returned to Buyer, and thereafter the Parties shall have no further obligations to, or recourse against, each other (except as provided in any provision of this Agreement which is expressly stated to survive the termination of this Agreement)  If Buyer fails to notify Sellers within such five (5) Business Day period of Buyer's intention to terminate this Agreement, then Buyer shall be deemed to have elected option (i), and Buyer and Sellers shall proceed to Closing in accordance with the terms and conditions of this Agreement.

Section 9.02                          Condemnation.  If any condemnation proceedings are instituted, or notice of intent to condemn is given, for all or any portion of the Real Property, Sellers shall promptly upon obtaining knowledge thereof notify Buyer thereof ("Taking Notice").  If the condemnation will not result in a material and adverse effect on the use, operation, marketability or value of the Real Property, as determined by Buyer in Buyer's reasonable discretion, the parties shall proceed to Closing, in which event each Seller Party shall assign or pay to Buyer at Closing all of such Seller Party's right, title, and interest in any award payable on account of the condemnation and/or pay to Buyer all such awards previously paid.  If Buyer determines such condemnation will result in a material and adverse effect on the use, operation, marketability or value of the Real Property, Buyer shall have the option, which shall be exercised by written notice to Sellers and Escrow Agent within five (5) Business Days after its receipt of the Taking Notice, either (i) to terminate this Agreement and receive the prompt return of the Deposit, in which case the Parties shall have no further obligations to, or recourse against, each other (except as provided in any provision of this Agreement which is expressly stated to survive the termination of this Agreement), or (ii) to consummate the purchase of the Property without a reduction of the Purchase Price, in which event each Seller Party shall assign or pay to Buyer at Closing all of such Seller Party's right, title, and interest in any award payable on account of the condemnation proceeding and/or pay to Buyer all such awards previously paid.  For the purposes of this Section 9.02, "material and adverse effect" shall include, but not be limited to, any reduction in the amount of any of the rentable square footage of the Real Property, the reduction in the number of parking spaces at the Real Property which adversely affects the operation of the Real Property, or the permanent, material disruption of access to the Real Property.  Failure to give notice of Buyer's election within such five (5) Business Day period shall be deemed an election by Buyer to proceed to Closing.

      ARTICLE X

Conditions Precedent
Section 10.01                                        Conditions to Each Party's Obligation to Effect the Transactions..  The respective obligation of each Party to effect the Transactions is subject to the satisfaction by both Sellers and Buyer on or prior to the Closing Date of the following conditions, provided, that, the Party entitled to the performance of any of the conditions hereof, may waive such conditions in its sole discretion:

(a)            Prior to the Closing.  The Required Third Party Consents shall have been obtained.

(b)            Closing.  Each of the following shall take place at the Closing (provided that where delivery of documents, signatures or funds to the other Party is required, such delivery shall be deemed satisfied if such documents or funds are delivered to Escrow Agent to be held in escrow, provided such items are released therefrom concurrently with the Closing):

(i)            Mutual Deliveries:

(1)
Sellers and Buyer will deliver to each other an assignment and assumption agreement substantially similar to the form attached as Exhibit D with respect to each Seller Subsidiary duly executed and acknowledged by each, pursuant to which Sellers shall transfer the applicable Interest to Buyer and to the extent in existence, Buyer shall have received all stock, membership or other certificates held by each Seller with respect to such Seller's ownership interest in and to the applicable Seller Subsidiary; and

(2)
Sellers and Buyer shall each deliver to Title Company the Tax Returns and other documents as may be required under the laws and regulations related to the applicable real property transfer taxes, if any, and any other Tax laws applicable to the Transactions.

(ii)            All conditions to the Transactions shall have been satisfied or waived, as applicable.

Section 10.02                                        Conditions to Obligations of Buyer.  The obligations of Buyer to effect the Transactions are further subject to the satisfaction or waiver (it being understood that only Buyer may waive such conditions in its sole discretion) on or prior to the Closing Date of the following conditions:

(a)            Certificates of Good Standing:  Sellers shall have delivered (or caused to be delivered) to Buyer (i) certificates of good standing with respect to each Seller issued by the relevant Governmental Authorities of such Seller's jurisdictions of organization, each dated within thirty (30) days of the Closing Date; and (ii) certificates of good standing with respect to each Seller Subsidiary issued by the relevant Governmental Authorities of such Seller Subsidiary's jurisdictions of organization and by the State of Florida, each dated within thirty (30) days of the Closing Date.

(b)            Representations and Warranties.  The representations and warranties of the Sellers contained in this Agreement shall be true and correct in all material respects, except that as to any representations and warranties of the Sellers contained in this Agreement which are qualified by a materiality provision, such representations and warranties shall be true and correct in all respects (to the extent so qualified), as of the Effective Date (as made on the Effective Date) and as of the Closing Date (as though made on the Closing Date), except (in each case) to the extent such representations and warranties expressly relate to a specific date, in which case the representations and warranties shall be true in all material respects as of such specific date.  At Closing, Sellers shall execute and deliver to Buyer a certificate in the form attached hereto as Exhibit E.

(c)            Performance of Obligations of the Seller Parties.  The Seller Parties shall have performed and observed, in all material respects, all obligations required to be performed by them under this Agreement at or prior to the Closing Date, including, but not limited to all covenants of Sellers under this Agreement.

(d)            No Litigation. There shall not be any Order restraining, enjoining or prohibiting the consummation of the Transactions or enjoining, prohibiting or limiting the ownership or operation by Buyer or any of its Subsidiaries of any portion of the Interest, the Real Property or any business, properties or other assets of any Seller Subsidiary.

(e)            Permits.  Buyer shall have obtained such customary assurances as are customarily obtained under local custom and practice (if any) to allow a reasonable person, acting in good faith, to conclude that all material Permits necessary for the lawful conduct of the business of the Seller Parties (the "Business") following consummation of the Transactions will be issued in the ordinary course and effective as of the Closing.  Notwithstanding the foregoing, the provisions of the preceding sentence shall be inapplicable to the extent that (i) such customary assurances are unavailable solely as a result of the negative operating history or qualifications of Buyer, or solely as a result of the negative background of any director(s) or officers(s) of Buyer or (ii) the failure to obtain any such Permits would not, individually or in the aggregate result, or be reasonably likely to result, in a Material Adverse Effect.

(f)            Receipt of Title Policy.  Subject to Buyer's payment of all title insurance costs and expenses and Buyer's order of a Title Update and commercially reasonable efforts to obtain such title policies, Buyer shall have received a proforma owner's policy of title insurance from Title Company issued in the State of Florida, with such requested endorsements thereto as Title Company may lawfully issue in the State of Florida, insuring the Real Property in the amount of the Purchase Price, subject only to the Permitted Liens (collectively, the "Title Policies").  In connection therewith, Sellers shall deliver owner's affidavits and so-called "gap indemnities" substantially in the form of Exhibit F attached hereto and sufficient to delete the standard exceptions contained in the Title Policies to be deleted by Sellers along with evidence, reasonably acceptable to the Title Company, regarding the authority of Sellers and those executing documents on behalf of Sellers in connection with the consummation of the Transactions.

(g)            CMBS Debt Defeasance, Metlife Waiver and AEW Debt Waiver.  Sellers shall have exercised their CMBS Debt Defeasance right (other than payment of funds which shall be concurrently with the Closing) and obtained the Metlife Debt Waiver and the AEW Debt Waiver.  The Parties hereto acknowledge and agree that it is the intent of the Parties that at the Closing the Real Properties, any and all other assets of the Seller Subsidiaries and the Interest shall be free and clear of any and all of the Existing Debt and that the Real Properties, any and all other assets of the Seller Subsidiaries and the Interest shall be released and discharged from any and all of the Existing Debt.

(h)            Estoppels. At least two (2) Business Days prior to the Closing Date, Buyer shall have received copies (with originals to be provided at Closing) or originals of the Required Estoppel Certificates obtained (and, if applicable, any Sellers' estoppel certificates delivered) pursuant to Section 8.04.

(i)            Closing Consents.  The Required Governmental Consents, if any, shall have been obtained and shall be in full force and effect.

(j)            Other Closing Conditions. Buyer shall have received copies of all of the documents described in Section 10.01(b), and the other conditions provided therein shall have been satisfied.

(k)            FIRPTA Affidavit.  Sellers shall cause Florida East Coast to deliver an affidavit of non-foreign status reasonably acceptable to Buyer and the Title Company that complies with Treasury Regulations Section 1.1445-2(b)(2).

(l)            Third Party Estoppels.  Buyer shall have received the following third party estoppels:

(i)            An estoppel from Deerwood Park North Owner's Association, Inc., a Florida not-for-profit corporation, relating to that certain Protective Covenants of Deerwood Park North recorded in Official Records Book 7181, Page 690, as modified by instruments recorded as follows: First Amendment to Protective Covenants of Deerwood Park North recorded in Official Records Book 7488, Page 463; Second Amendment to Protective Covenants of Deerwood Park North recorded in Official Records Book 8087, Page 709; Third Amendment to Protective Covenants of Deerwood Park North recorded in Official Records Book 8419, Page 1217; Amended and Restated Third Amendment to Protective Covenants of Deerwood Park North recorded in Official Records Book 8425, Page 1681; Fourth Amendment to Protective Covenants of Deerwood Park North recorded in Official Records Book 8710, Page 305; Fifth Amendment to Protective Covenants of Deerwood Park North recorded in Official Records Book 9103, Page 218; Sixth Amendment to Protective Covenants of Deerwood Park North recorded in Official Records Book 9191, Page 1130; Consent to reduction of Minimum Setback Requirement recorded in Official Records Book 9632, Page 2346 and re-recorded in Official Records Book 9706, Page 248; Consent to Reduction of Minimum Setback Requirements recorded in Official Records Book 9892, Page 2064; Confirmation of Compliance recorded in Official Records Book 10269, Page 303; Developer's Acknowledgement and Consent recorded in Official Records Book 10885, Page 1626; Eighth Amendment to Protective Covenants of Deerwood Park North recorded in Book 13176, Page 421; Partial Assignment of Developer's Right and Obligations under Protective Covenants of Deerwood Park North recorded in Official Records Book 13622, Page 1077; and Evidence of Consent to Residential Use recorded in Official Records Book 13661, Page 1342, all of the Public Records of Duval County, Florida (Affects Buildings 100, 200, 300 and 400), substantially in the form attached hereto as Exhibit H.
(ii)            An estoppel from Deerwood Park Owner's Association, Inc., a Florida not-for-profit corporation, relating to that certain Protective Covenants of Deerwood Park recorded in Official Records Book 6087, Page 1669, as amended and restated by that certain Restatement of the Protective Covenants of Deerwood Park recorded in Official Records Book 6575, Page 2276, both in the Public Records of Duval County, Florida, substantially in the form attached hereto as Exhibit H.

(m)            Updated Rent Roll.  At Closing, Sellers shall deliver to Buyer a true, correct and complete Rent Roll, dated as of the Closing Date, that (i) identifies (A) each Tenant and the unit(s) occupied by such Tenants; (B) any vacant rentable space within the Real Property, (C) the expiration date of each Lease and the rent currently payable under each Lease; and (ii) with respect to any Tenant that occupies more than forty thousand (40,000) rentable square feet, is identical in all material respects to the Effective Date Rent Roll
.
(n)            Resignations.  At Closing, Sellers shall deliver evidence that any limited liability company managers, officers, or other representatives of the Seller Subsidiaries have resigned as of Closing.

Section 10.03                                        Conditions to Obligation of Sellers.  The obligation of the Seller Parties to effect the Transactions is further subject to the satisfaction or waiver (it being understood that only Sellers may waive such conditions at their sole discretion) on or prior to the Closing Date of the following conditions:

(a)            Representations and Warranties.  The representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects, except that as to any representations and warranties of Buyer contained in this Agreement which are qualified by a materiality provision, such representations and warranties shall be true and correct in all respects (to the extent so qualified), as of the Effective Date (as made on the Effective Date) and as of the Closing Date (as though made on the Closing Date), except (in each case) to the extent such representations and warranties expressly relate to a specific date, in which case the representations and warranties shall be true in all material respects as of such specific date. At Closing, Buyer shall execute and deliver to Sellers a certificate in the form attached hereto as Exhibit G.

(b)            CMBS Debt Defeasance, Metlife Waiver and AEW Debt Waiver.  Sellers shall have exercised their CMBS Debt Defeasance right (other than payment of funds which shall be concurrently with the Closing) and obtained the Metlife Debt Waiver and the AEW Debt Waiver.  The Parties hereto acknowledge and agree that it is the intent of the Parties that at the Closing the Real Properties, any and all other assets of the Seller Subsidiaries and the Interest shall be free and clear of any and all of the Existing Debt and that the Real Properties, any and all other assets of the Seller Subsidiaries and the Interest shall be released and discharged from any and all of the Existing Debt.

(c)            Performance of Obligations of Buyer.  Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date, including, but not limited to all covenants of Buyer under this Agreement.

(d)            Purchase Price. Buyer shall have paid to Sellers the balance of the Purchase Price, subject to any adjustments as set forth in Sections 2.03, 5.02 and 10.04 hereof.

(e)            Other Closing Conditions. Sellers shall have received copies of all of the documents described in Section 10.01(b), and the other conditions provided therein shall have been satisfied.

Section 10.04                                        Prorations at Closing.

(a)            The following shall be prorated and adjusted between Sellers and Buyer as of 11:59 p.m. Eastern Standard Time on the day immediately prior to the Closing Date on the basis of the actual number of days of the month which shall have elapsed as of the Closing Date and based upon the actual number of days in the month and a 365 day year (except for clauses (vi) and (vii) below):

(i)            All assessments, general or special, with Sellers being responsible for any installments of assessments which are due prior to the Closing Date and Buyer being responsible for any installments of assessments which are due on or after the Closing Date;

(ii)            The real estate taxes on the Real Property which shall be prorated based upon the 2012 tax bill for the Real Property taking the maximum discount allowable and estimated for the non-recoverable portion of the real estate taxes on the Real Property;

(iii)            Fuel, water, electricity, sewer, gas, telephone and other utility charges for the Real Property (including any Taxes thereon) based, to the extent practicable, on final meter readings and final invoices;

(iv)            Such other items as are customarily apportioned in real estate closings of similar transactions;

(v)            Rent Proration.  The following provisions shall survive the Closing (the obligation of the Parties to make a payment under the following provisions shall not be subject to the provisions of Article XI (for avoidance of confusion, the obligations under the following provisions shall not be subject to, or otherwise limited by, the Outside Claim Date, the Basket, the Seller Liability Cap or the Buyer Liability Cap):

(1)
Monthly base rents (collectively, "Base Rents") under the Leases shall be adjusted and prorated on an if, as and when collected basis.  Base Rents collected by Buyer or Sellers after the Closing Date from Tenants who owe Base Rents for periods prior to the Closing Date, shall be applied, (A) first, in payment of Base Rents for the calendar month in which the Closing Date occurs (subject to apportionment between Sellers and Buyer under this Section 10.04(a)(v)); (B) second, in payment of Base Rents for all periods after the Closing Date; and (C) third, in payment of Base Rents for all periods preceding the Closing Date.  Each such amount, less reasonable collection costs, shall be adjusted and prorated as provided above, and the Party receiving such amount shall, within ten (10) Business Days, pay to the other Party the portion thereof to which it is so entitled.

(2)
For a period of six (6) months following the Closing Date, Buyer shall bill Tenants owing Base Rents for periods prior to the Closing Date, on a monthly basis and Buyer shall use commercially reasonable efforts to collect past due Base Rents; provided, that Buyer shall have no obligation to expend any monies or to commence any actions or proceedings to collect any such past due Base Rents.  Rents collected by Buyer after the Closing Date to which Sellers are entitled pursuant to clause (v) above shall be paid to Sellers within ten (10) Business Days after receipt thereof by Buyer less Buyer's out-of-pocket cost of collection.  Buyer shall provide Sellers with monthly reports setting forth the status of such collection efforts.  If Buyer has not collected past due Base Rents within three (3) months of Closing, each Seller shall have the right to pursue Tenants to collect Base Rents delinquent as of the Closing which are uncollected, provided that a Seller shall not (y) prior to the end of the three (3) month period beginning at Closing or after the end of the five (5) month period beginning at Closing, bring an action against any Tenant to collect any such past due Base Rents, or (z) at any time after Closing bring an action against a Tenant to terminate any lease or dispossess any Tenant.

(3)
With respect to any Lease that provides for the payment of additional or escalation rent based upon (x) a percentage of a Tenant's gross sales during a specified annual or other period or (y) increases in real estate taxes, operating expenses, labor costs, cost of living indices or porter's wages (collectively, "Overage Rent"), such Overage Rent shall be adjusted and prorated on an if, as and when collected basis.

(A)
Buyer shall (I) promptly render bills for any Overage Rent payable for any accounting period that expired prior to the Closing Date, but which is to be paid after the Closing Date; (II) bill Tenants for such Overage Rent attributable to an accounting period that expired prior to the Closing Date, on a monthly basis; and (III) use commercially reasonable efforts in the collection of such Overage Rent; provided, that Buyer shall have no obligation to expend any monies or to commence any actions or proceedings to collect any such Overage Rents.  If Buyer has not collected past due Overage Rents within three (3) months of the later of (i) Closing or (ii) the month of billing of such Overage Rent, Sellers shall have the right to pursue Tenants still in occupancy at the Real Property to collect Overage Rents delinquent as of the Closing which are uncollected; provided that a Seller shall not (y) prior to the end of the three (3) month period beginning at Closing or after the end of the five (5) month period beginning at Closing, bring an action against any Tenant to collect any such past due Overage Rents, or (z) at any time after Closing bring an action against a Tenant to terminate any lease or dispossess any Tenant.  Sellers shall furnish to Buyer all information relating to the period prior to the Closing Date necessary for the billing of such Overage Rent, and Buyer shall deliver to Sellers, concurrently with delivery to Tenants, copies of all statements relating to Overage Rent for any period prior to the Closing Date.

(B)
Overage Rent payable for the accounting period in which the Closing Date occurs shall be apportioned between Sellers and Buyer based upon the ratio that the portion of such accounting period prior to the Closing Date bears to the entire such accounting period.  If, prior to the Closing Date, Sellers receive any installments of Overage Rent attributable to Overage Rent for periods from and after the Closing Date, such sums shall be apportioned at the Closing Date.  If Buyer receives any installments of Overage Rent attributable to Overage Rent for periods prior to the Closing Date, such sums (less reasonable collection costs actually incurred by Buyer) shall be paid to Sellers within ten (10) Business Days after Buyer receives payment thereof.

(C)
Any payment by Tenants of Overage Rent shall be applied to Rents then due and payable in the following order of priority:  (I) first, in payment of Overage Rents for the period preceding the accounting period in which the Closing Date occurs (subject to apportionment under this Section 10.04(a)(v)); and (II) second, in payment of Overage Rents for the accounting period following the one in which the Closing Date occurs.

(D)
To the extent any portion of Overage Rent is required to be paid monthly by Tenants on account of estimated amounts for the current period, and at the end of each calendar year (or, if applicable, at the end of each lease year or tax year or any other applicable accounting period), such estimated amounts are to be recalculated based upon the actual expenses (other than taxes and insurance premiums) and other relevant factors for that calendar (lease or tax) year, with the appropriate adjustments being made with such Tenants, then such portion of the Overage Rent shall be prorated between Sellers and Buyer on the Closing Date based on such estimated payments (i.e., with (I) Sellers entitled to retain all monthly installments of such amounts with respect to periods prior to the calendar month in which the Closing Date occurs, to the extent such amounts are as of the Closing Date estimated to equal the amounts ultimately due to Sellers for such periods) (II) Buyer entitled to receive all monthly installments of such amounts with respect to periods following the calendar month in which the Closing Date occurs and (III) Sellers and Buyer apportioning all monthly installments of such amounts with respect to the calendar month in which the Closing Date occurs).  At the time(s) of final calculation and collection from (or refund to) Tenants of the amounts in reconciliation of actual Overage Rent for a period for which estimated amounts have been prorated, there shall be a re-proration between Sellers and Buyer, with the net credit resulting from such re-proration, after accounting for amounts required to be refunded to Tenants, being payable to the appropriate party (i.e., to Sellers if the recalculated amounts exceed the estimated amounts and to Buyer if the recalculated amounts are less than the estimated amounts).

(E)
To the extent that any Tenant, pursuant to a right contained in an existing Lease, conducts an audit respecting any Overage Rent calculation (a "Rent Audit") for an accounting period that expired prior to the Closing Date, or otherwise becomes entitled to a refund of Overage Rent with respect to a period prior to the Closing Date, Sellers shall be liable for any refunds due to such Tenant or shall be entitled to receive and retain any additional payments due from such Tenant as the result of such Rent Audit.  The results of any Rent Audit for any other accounting period shall be apportioned in the same manner as Overage Rent.  Rent Audits for accounting periods that expire prior to the Closing Date shall be settled by Sellers in accordance with the applicable existing Tenant Lease, subject to Buyer's approval; provided, however, that Buyer's consent to any such settlement shall not be required if the Tenant as part of such settlement agrees in writing that such settlement shall not be binding on the landlord in calculating similar amounts for subsequent years and that such Tenant will not introduce any such settlement in challenging amounts due in any such subsequent year.  A copy of such agreement shall be delivered to Buyer.  Rent Audits for accounting periods prior to the Closing Date but extending after the Closing Date shall be settled by Buyer in accordance with the applicable existing Lease, but Sellers shall receive notice of all negotiations or proceedings in connection therewith, shall have the right to participate and/or intervene therein and shall be entitled to approve all matters to be approved by the landlord under the applicable existing Lease in connection therewith.

(4)
To the extent that any amounts are paid or payable to Sellers by a Tenant in advance of the period to which such expense applies, whether as a one time payment or in installments (e.g. for real property tax escalations), such amounts shall be apportioned as provided above but based upon the period for which such payments were or are being made.

(5)
To the extent Tenants pay items of Rent which are not Base Rents or Overage Rents, such as charges for electricity, steam, water, cleaning, overtime services, sundry charges or other charges of a similar nature (collectively, "Additional Rent"), such rent shall be applied based on the period covered by such Additional Rent charge (i.e., the period the applicable work, utility or service was provided).  In the case of any Additional Rent payable for a period that expired prior to the Closing Date, but which is to be paid after the Closing Date, Buyer shall pay the entire amount thereof to Sellers within ten (10) Business Days after receipt thereof, less any reasonable collection costs actually incurred.  Buyer shall (I) promptly render bills for any Additional Rent payable for any period that expired prior to the Closing Date, but which is to be paid after the Closing Date; (II) bill Tenants for such Additional Rent attributable to a period that expired prior to the Closing Date, on a monthly basis and (III) use commercially reasonable efforts in the collection of such Additional Rent; provided, however, that Buyer shall have no obligation to expend any monies or to commence any actions or proceedings to collect any such Additional Rent.  Sellers shall have the right to pursue Tenants still in occupancy at the Real Property to collect Additional Rents delinquent as of the Closing which are uncollected; provided that a Seller shall not (y) prior to the end of the three (3) month period beginning at Closing or after the end of the five (5) month period beginning at Closing, bring an action against any Tenant to collect any such past due Additional Rents, and (z) at any time after Closing bring an action against a Tenant to terminate any lease or dispossess any Tenant.  Sellers shall furnish to Buyer all information relating to the period prior to the Closing Date necessary for the billing of such Additional Rent, and Buyer shall deliver to Seller, concurrently with delivery to Tenants, copies of all statements relating to Additional Rent for any period prior to the Closing Date.  Buyer shall bill Tenants for Additional Rent relating to periods prior to the Closing Date in accordance with and on the basis of such information furnished by Seller.  Additional Rent payable for the period in which the Closing Date occurs shall be apportioned between Sellers and Buyer based upon the same method used to apportion the underlying expense being billed to such Tenant, or if such expense is not being apportioned, then based upon the ratio that the portion of such accounting period prior to the Closing Date bears to the entire such accounting period.

(6)
To the extent any payment received from a Tenant after Closing does not indicate whether the payment is for an item of Base Rent, Overage Rent or Additional Rent, and the same cannot be clearly determined from the context of such payment, then such payment will be applied (I) first to payment of any Base Rent then due or delinquent, in accordance with Paragraphs (1) and (2) above, (II) second to any Overage Rent then due or delinquent, in accordance with Paragraph 3 above and (III) third to payment of any Additional Rent then due or delinquent, in accordance with Paragraph (5) above.

(vi)            prepaid fees for licenses and other Permits assigned to Buyer at the Closing; and

(vii)            any amounts prepaid or payable by the Seller Subsidiaries under the Contracts.

Section 10.05                                        Frustration of Closing Conditions.  No Party hereto may rely on the failure of any condition set forth in Sections 10.01, 10.02 or 10.03, as the case may be, to be satisfied if such failure was caused by such Party's failure to use its commercially reasonable efforts to consummate the Transactions, as required by and subject to Section 14.02.

      ARTICLE XI

Indemnification and Survival of Representations and Warranties.
Section 11.01                                        Survival. All of the representations and warranties made by Sellers or Buyer in this Agreement are made as of the date hereof and shall be updated as of the Closing Date.  At the Closing, Sellers shall deliver to Buyer a certificate in the form attached hereto as Exhibit E, and Buyer shall deliver to Sellers a certificate in the form attached hereto as Exhibit G.  Except as otherwise set forth in this Agreement, all of the representations and warranties of Buyer and the Sellers shall survive the Closing for a period of nine (9) months after the Closing Date (the "Outside Claim Date").  It is understood, however, that none of the provisions contained in this Agreement shall survive the Closing, except to the extent expressly provided in this Agreement to the contrary; provided, however, the Outside Claim Date shall not apply to or otherwise limit any Seller Unlimited Liability Matter or Buyer Unlimited Liability Matter or any claims with respect to a Tax Indemnity.  For avoidance of confusion, the representation and warranties of Sellers that make up Seller Unlimited Liability Matters and the Buyer Unlimited Liability Matter shall survive Closing and the Tax Indemnity shall survive Closing until the expiration of the applicable statute of limitations for the assessment or collection of the applicable Taxes on which such Tax Indemnity is based.

Section 11.02                                        Indemnification by Sellers. Subject to the other provisions of this Article XI, Sellers agree to indemnify and save harmless Buyer, its Affiliates, the Seller Subsidiaries and each of their respective members, managers, partners, directors, officers, shareholders, employees and agents (hereinafter referred to individually as a "Buyer Indemnified Party" and collectively as "Buyer Indemnified Parties") from and against actual damages suffered by any of the Buyer Indemnified Parties to the extent directly resulting from, arising out of, or relating to (without duplication) (collectively, "Seller Indemnifiable Damages"):

(a)            any breach of or inaccuracy in any representation or warranty of Sellers in this Agreement as if such representation or warranty were made as of the Closing Date except where such representation or warranty is expressly made as of an earlier date, in which case, as of such earlier date;

(b)            any breach of any covenant or agreement of Sellers contained in this Agreement or any document delivered by Seller at Closing;

(c)            the Sales Tax Audit;

(d)            Existing Debt, including but not limited to the MetLife Debt Waiver, the AEW Debt Waiver and the CMBS Debt Defeasance or any obligation or documentation relating to any of the foregoing (collectively, the "Existing Debt Indemnification"); provided Buyer, if requested by Sellers, shall have any environmental report prepared by or on behalf of Buyer or its Affiliates certified to the lenders under the CMBS Debt and the MetLife Debt in order to limit Sellers remaining liabilities under the Existing Debt;

(e)            the Title Company's denial of liability for loss or damage otherwise insured against under the terms of the Title Policies solely by reason of the knowledge of a Seller or a Sellers Subsidiary that is imputed to Buyer, as the insured under the Title Policy; provided Buyer had no knowledge of such matter in dispute prior to the Closing Date (as qualified, an "Imputed Title Claim"); and

(f)            any (i) Taxes arising, allocable or otherwise attributable to any period ending on or prior to the Closing Date, and (ii) any breach of any of the Sellers' SOL Representation (collectively, the "Tax Indemnity").

It being acknowledged that Sellers shall not be responsible for any damages covered by any insurance policy.
Section 11.03                                        Indemnification by Buyer.  Subject to the other provisions of this Article XI, Buyer agrees to indemnify and save harmless Sellers and its Affiliates, and their respective members, managers, partners, directors, officers, shareholders, employees and agents (hereinafter referred to individually as a "Seller Indemnified Party" and collectively as "Seller Indemnified Parties") from and against actual damages suffered by any of the Seller Indemnified Parties to the extent directly resulting from, arising out of, or relating to (without duplication) (collectively, "Buyer Indemnifiable Damages"):

(a)            any breach of or inaccuracy in any representation or warranty of Buyer in this Agreement as if such representations or warranty were made as of the Closing Date, except where such representation or warranty is expressly made as of an earlier date, in which case, as of such earlier date;

(b)            any breach of any covenant or agreement of Buyer contained in this Agreement or any document delivered by Buyer at Closing; and

(c)            any damage to the Real Property or any portion thereof, caused by the acts or omissions of Buyer, its agents, invitees, contractors, employees or representatives when accessing the Real Property during the term of this Agreement.

Section 11.04                                        Limitations on Liability
.
(a)            Except in the case of a Seller Unlimited Liability Matter, if Buyer and Sellers cannot mutually agree upon the settlement of such Noticed Claim, Buyer shall be deemed to have waived such Noticed Claim unless Buyer brings a court action with respect to such Noticed Claim on or prior to the thirtieth (30th) day following (i) the Outside Claim Date or (ii) in the case of a Tax Indemnity, the expiration of the applicable statute of limitations for the assessment or collection of the applicable Taxes on which such Tax Indemnity is based; provided, however, the terms of this sentence shall not be applicable with respect to Noticed Claims made by Buyer related to unresolved Third Party Claims.

(b)            In no event shall Sellers be liable for, or required to make any payment pursuant to Section 11.02 for any Seller Indemnifiable Damages suffered by Buyer Indemnified Parties unless and until the aggregate dollar amount of all such Seller Indemnifiable Damages under this Agreement exceeds Two Hundred Fifty Thousand and No/100 Dollars ($250,000.00), after considering any recovery Buyer actually obtains from any title or other insurance coverage or other remedies, if any, Buyer may have in connection with such claims (such amount, the "Basket Amount"), and then only to the extent of such excess; provided, however the maximum aggregate indemnification available to the Buyer Indemnified Parties in respect of all such breaches of representations or warranties by Sellers contained herein shall not exceed Five Million and No/100 Dollars ($5,000,000.00) (the "Seller Liability Cap") provided, further, that neither the Basket Amount nor the Seller Liability Cap shall apply to the extent that any indemnification is based on or attributable to the Tax Indemnity or any of the following (each a "Seller Unlimited Liability Matter"):  (i) any breach of or inaccuracy in any of the representations and warranties of Sellers set forth in Section 6.01, Section 6.02, Section 6.03, Section 6.14, Section 6.16, or Section 6.17, (ii) willful misconduct, bad faith or fraud, (iii) the Sales Tax Audit, or (iv) the Existing Debt Indemnification, or (v) any Imputed Title Claims.

(c)            In no event shall Buyer be liable for, or required to make any payment pursuant to Section 11.03 for any Buyer Indemnifiable Damages suffered by the Seller Indemnified Parties unless and until the aggregate dollar amount of all such Buyer Indemnifiable Damages under this Agreement exceeds the Basket Amount, and then only to the extent of such excess; provided, however, that the maximum aggregate indemnification available to the Seller Indemnified Parties in respect of all such breaches of representations or warranties by Buyer contained herein shall not exceed Five Million and No/100 Dollars ($5,000,000.00) (the "Buyer Liability Cap"); provided, further, that neither the Basket Amount nor the Buyer Liability Cap shall apply to the extent that any indemnification is based on or attributable to any of the following (each a "Buyer Unlimited Liability Matter"):  (i) any breach of or inaccuracy in any of the representations and warranties of Buyer set forth Section 7.01, Section 7.02, Section 7.03, and (ii) willful misconduct, bad faith, or fraud.

(d)            Buyer Claims.

(i)            If, at any time at or prior to the Closing, to Buyer's Knowledge, any of the Sellers' representations are untrue in any material respect when made or, if at any time after the Effective Date and prior to the Closing Date, Sellers provide written notice to Buyer (a "Sellers R&W Update"), or Buyer otherwise discovers, that a fact or a change in circumstance has occurred after the Effective Date (that is not otherwise a breach or default by Sellers under the terms of this Agreement) that causes a representation or warranty made by Sellers in this Agreement to be untrue or inaccurate as of the Closing Date, then, subject to Sellers' cure rights under Section 12.02(a), Buyer's sole remedy for any such misrepresentation by Sellers shall be to terminate this Agreement by giving written notice thereof to Sellers on or prior to the Closing Date, and in such event, the Deposit (and interest accrued thereon) shall be returned to Buyer, and thereafter, both Parties shall be relieved from any further liability hereunder, except as provided in any provision of this Agreement which is expressly stated to survive the termination of this Agreement.  If Buyer fails to deliver such termination notice to Sellers on or prior to the Closing Date, then Buyer shall proceed to the Closing in accordance with the terms hereof without any reduction in the Purchase Price and Sellers, after the Closing, shall have no liability whatsoever to Buyer with respect to any such misrepresentation which, to Buyer Knowledge, existed as of the Closing Date or is described in the Sellers R&W Update.  Notwithstanding anything to the contrary, "Buyer's knowledge" shall not include any matters contained in or reflected by a Data Site Update in contravention of Section 5.04.
(ii)            Following the Closing, Buyer shall be required to notify Sellers of any claim against Sellers for Seller Indemnifiable Damages by the delivery of a notice, prior to the Outside Claim Date (except in the case of a Tax Indemnity, for which notice is required on or prior to the date that the applicable statute of limitations expires, or a Seller Unlimited Liability Matters, for which notice is not required to be given prior to the Outside Claim Date), specifying in reasonable detail the nature of the claim and the factual and legal basis for any such claim, and the provisions of this Agreement upon which such claim is made (such claim, a "Noticed Claim").  Except as provided in clauses (A) and (B), below, any claim under this Article XI shall be effective and valid only if made in writing (specifying in reasonable detail the nature of the claim and the factual and legal basis for any such claim, and the provisions of this Agreement upon which such claim is made) against the other party on or prior to the Outside Claim Date, except (A) any claim made under this Article XI with respect to a Tax Indemnity must be made on or prior to the date that the applicable statute of limitations with respect to the assessment or collection of the applicable Taxes expire; and (B) there shall be no outside claim date or other time or survivability limitation (and the Outside Claim Date shall not be applicable) with respect to claims for breaches of any Seller Unlimited Liability Matter or any Buyer Unlimited Liability Matter.

Section 11.05                                        Indemnification Procedures. The Party or Parties making a claim for indemnification under Sections 11.02 or 11.03, for purposes of this Agreement, shall be referred to as the "Indemnified Person" and the Party or the Parties against whom such claims are asserted under this Section 11.05, for purposes of this Agreement, shall be referred to as the "Indemnifying Person."  All third party claims by any Indemnified Person under this Article XI shall be asserted and resolved as follows:

(a)            In the event of any claim, demand, suit, action, arbitration, investigation, inquiry or proceeding which is covered by Section 11.02 or Section 11.03 is brought by a third party against any Indemnified Person (in each such case, a "Third Party Claim"), the Indemnified Person shall promptly cause written notice of the assertion of such Third Party Claim which is covered by Section 11.02 or Section 11.03 to be forwarded to the Indemnifying Person, which notice shall be in accordance with Section 11.04(c) if provided by Buyer (a "Notice of Claim").  The failure of the Indemnified Person to give a prompt Notice of Claim of any Third Party Claim shall not release, waive or otherwise affect the Indemnifying Person's obligations with respect thereto except to the extent that the Indemnifying Person is actually prejudiced as a result of such failure.  Subject to Section 11.05(b), the Indemnifying Person on behalf of the Indemnified Person shall have the right to elect to assume control of the defense of any a Third Party Claim and the costs and expenses incurred by the Indemnifying Person in connection with such defense (including reasonable attorneys' fees, other professionals' and experts' fees and court or arbitration costs) shall be paid by the Indemnifying Person.  The Indemnified Person may participate, through counsel of its own choice and at its own expense, in the defense of any Third Party Claim;

(b)            With respect to the defense of any Third Party Claim, the Indemnifying Person shall not be entitled to continue control of such defense and shall pay the costs and expenses incurred by the Indemnified Person in connection with such defense if the Indemnifying Person has materially failed or is failing to defend such claim;

(c)            If the Indemnifying Person has the right to and does elect to defend any Third Party Claim, the Indemnifying Person shall:  (i) conduct the defense of such Third Party Claim actively and diligently and keep the Indemnified Person reasonably informed of material developments in the Third Party Claim at all stages thereof and (ii) to the extent practicable, permit the Indemnified Person and its counsel to confer with the Indemnifying Person regarding the conduct of the defense thereof.  Buyer and Sellers will make available to each other and each other's counsel and accountants, without charge, all of their and their Affiliates' books and records relating to the Third Party Claim and all books and records of property managers and operators, if any, and each party (at the expense of the Indemnifying Person) will render to the other party such assistance as may be reasonably required in order to ensure the proper and adequate defense thereof and shall furnish such records, information and testimony and attend such conferences, discovery proceedings, hearings, trials and appeals as may be reasonably requested by the other party in connection therewith; provided, however, the Indemnified Person shall not have an obligation to disclose any information or documents, that are proprietary, subject to confidentiality restrictions, or privileged. The Indemnified Person and the Indemnifying Person and their respective employees also agree to render to each, at the sole cost and expense of the Indemnifying Person, other such assistance and cooperation as may reasonably be required to ensure the proper and adequate defense of such claim or demand;

(d)            If the Indemnifying Person has the right to and does elect to defend any Third Party Claim, the Indemnifying Person shall have the right to enter into any settlement of a Third Party Claim without the consent of the Indemnified Person provided that (i) no amount is payable by such Indemnified Person in connection with such settlement, (ii) such settlement does not involve any injunctive or other equitable relief or the contractual equivalent thereof binding upon such Indemnified Person, and (iii) such settlement expressly and unconditionally releases such Indemnified Person from all liabilities and obligations with respect to such claim, with prejudice; provided, further, that no settlement by the Indemnifying Person of a Third Party Claim shall limit or reduce the right of the Indemnified Person to indemnity hereunder for all damages they may incur arising out of or resulting from the Third Party Claim to the extent such Indemnified Person is otherwise entitled to be indemnified pursuant to this Article XI;

(e)            In the event that the Indemnifying Person does not elect to defend any Third Party Claim, the Indemnified Person shall have the right to defend, and with the prior consent of the Indemnifying Person, such consent not to be unreasonably withheld, enter into any settlement of such Third Party Claim, it being understood that the foregoing, in no event, shall release the Indemnifying Person from any liabilities thereunder.

(f)            In calculating amounts payable to an Indemnified Person, the amount of any indemnified damages shall be determined net of (i) any tax benefit inuring to such Indemnified Person on account of such damages, (ii) payments actually recovered by such Indemnified Person under any insurance policy with respect to such damages (and the Indemnified Person agrees to use commercially reasonably efforts to recover under such insurance policy) and (iii) any prior recovery by such Indemnified Person from any Person with respect to such damages.

(g)            In respect of any damage for which indemnification may be sought pursuant to this Article XI, the Indemnified Person shall (and shall cause its Affiliates to) use commercially reasonable efforts to pursue all legal rights and remedies available in order to minimize the damages to which it may be entitled to indemnification under this Agreement except to the extent that the Indemnified Person believes in good faith that the taking of such action would (A) have material and adverse consequences for the Indemnified Person or (B) delay, hinder or prejudice the Indemnified Person's rights under, or ability pursue indemnification pursuant to, this Article XI.

(h)            In the event an Indemnified Person pays for any settlement or a resolution of a claim, then such amounts payable by the Indemnifying Person shall not be reduced by such amount pursuant to Section 11.04(a) and Section 11.04(b).

(i)            In the event that any third party payments or other recoveries from any third party are received by an Indemnified Person subsequent to receipt by such Indemnified Person of any indemnification payment hereunder from the Indemnifying Person  in respect of the claims to which such indemnity payments relate, appropriate refunds shall be made promptly by the Indemnified Person to Indemnifying Person of all or the relevant portion of such indemnification payment.

(j)            If any Indemnified Person receives any indemnification payment pursuant to this Article XI, at the election of the Indemnifying Person, such Indemnified Person shall assign to the Indemnifying Person all of its claims for recovery against third persons as to such damages, whether by insurance coverage, contribution claims, subrogation or otherwise.

Section 11.06                                        Tax Treatment.  For all tax purposes, the Parties agree to treat indemnity payments made pursuant to this Agreement as an adjustment to the Purchase Price.

Section 11.07                                        Exclusive Remedy.  Buyer and Sellers acknowledge and agree that following the Closing the foregoing provisions in this Article XI shall be the exclusive remedy (other than specific performance remedies provided in Section 14.09) of Buyer and Sellers with respect to the transactions contemplated by this Agreement, except for claims arising from or relating to seller's Unlimited Liability Matters or Buyer's Unlimited Liability Matters none of which shall be subject to the Basket Amount or the Seller's Liability Cap or Buyer's Liability Cap, as applicable.

Section 11.08                                        Manner of Payment. Any indemnification or other payments required to be made by Sellers or Buyer pursuant to this Article XI shall be effected by wire transfer of immediately available funds to the accounts designated by Sellers or Buyer, as applicable, within five (5) Business Days after the final determination thereof.

Section 11.09                                        Survival.  The provisions of this Article XI shall survive the Closing or sooner termination of this Agreement.

      ARTICLE XII

Termination, Amendment and Waiver
Section 12.01                                        Mutual Termination of Agreement.  This Agreement may be terminated at any time after the date hereof and prior to the Closing by mutual written consent of Buyer and Sellers, with the Deposit being delivered to the Party(ies) as provided in such written consent and the Parties shall have no further obligations to, or recourse against, each other (except as provided in any provision of this Agreement which is expressly stated to survive the termination of this Agreement).

Section 12.02                                        Termination by Sellers or Buyer.  This Agreement may be terminated by giving written notice of such termination:

(a)            by Buyer, if the Seller Parties shall have breached any of their representation or warranties or failed to perform any of their covenants or agreements set forth in this Agreement in any material respect, which breach or failure to perform (i) would give rise to the failure of a condition set forth in Section 10.02 and (ii) is incapable of being cured, or is not cured, by the Seller Parties on or before the earlier of (y) the thirtieth (30th) calendar day following receipt of written notice from Buyer of such breach or failure to perform or (z) the Outside Closing Date (in the event of a termination under this Section 12.02(a), the provisions of Section 12.04(a) shall be applicable);

(b)            by the Sellers, if Buyer shall have breached any of its representation or warranties or failed to perform any of its covenants or agreements set forth in this Agreement in any material respect, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 10.03 and (B) is incapable of being cured, or is not cured, by Buyer on or before the earlier of (y) the thirtieth (30th) calendar day following receipt of written notice from the Sellers of such breach or failure to perform or (z) the Outside Closing Date (in the event of a termination under this Section 12.02(b), the provisions of Section 12.04(b) shall be applicable);

(c)            by Seller, if Buyer shall have failed to fund the Deposit as required pursuant to Section 13.01(a); and

(d)            subject to the provisions of Section 10.05, by either Party if all conditions precedent in favor of such Party have not been satisfied on or before the Outside Closing Date.

Section 12.03                                        Extension; Waiver.  At any time prior to the Closing, the Parties may, each acting in their sole and absolute discretion, (a) extend the time for the performance of any of the obligations or other acts of the other Parties (provided, no such extension may have the effect of extending the Closing Date beyond the Outside Closing Date), (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto or (c) waive compliance with any of the agreements or conditions contained herein.  Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party.  The failure of any Party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

Section 12.04                                        Remedies and Termination due to Parties' Defaults.  This Agreement may be terminated after the date hereof as set forth below:

(a)            Sellers' Default.

(i)            Subject to the cure rights set forth in Section 12.02(a), if the Closing does not occur because Sellers fails to perform any of their covenants or agreements hereunder or breaches any of their representations or warranties hereunder in any material respect, Buyer may, at its option, either (A) terminate this Agreement, by giving written notice thereof to Sellers, and in such event (x) the Deposit (and interest accrued thereon) shall be returned to Buyer, (y) in the case where Sellers breached or failed to perform the covenants contained in Section 8.01 (other than Section 8.01(e), Section 8.01(l), Section 8.01(m), Section 8.01(n), Section 8.01(o) – (r)), Section 8.03, Section 8.07 or Section 8.08 or intentionally or willfully breached any representation or warranty contained in this Agreement, Seller shall reimburse Buyer for all third party costs and expenses (including, without limitation, reasonable attorneys' fees and costs) incurred by Buyer, in an aggregate amount not to exceed Three Hundred Thousand and No/100 Dollars ($300,000.00), in connection with negotiation and preparation of this Agreement, preparation to consummate the transactions contemplated by this Agreement and the investigation of the Real Property within ten (10) days after receipt of demand from Buyer, and (z) thereafter, both Parties shall be relieved from any further liability hereunder, except for the obligations under the preceding clause (y) and except as provided in any provision of this Agreement which is expressly stated to survive the termination of this Agreement; (B) commence an action for specific performance of Sellers' obligations under this Agreement (provided, however, that if Buyer fails to file suit for specific performance within thirty (30) days after the Outside Closing Date and to diligently pursue such suit, Buyer shall be deemed to have elected to terminate this Agreement and the provisions of clause (A) of this Section 12.04(a)(i) shall apply; provided further, if specific performance is not available due to intentional actions taken by or with the consent of any of the Seller Parties, Buyer shall be entitled to recover from Sellers all third party costs and expenses (including, without limitation, reasonable attorneys' fees and costs) incurred by Buyer, in an aggregate amount not to exceed Three Hundred Thousand and No/100 Dollars ($300,000.00), in connection with negotiation and preparation of this Agreement, preparation to consummate the transactions contemplated by this Agreement and the investigation of the Real Property); or (C) may waive the alleged default and proceed to Closing under this Agreement without adjustment of the Purchase Price.  Buyer acknowledges that the failure of any of the conditions set forth in Section 10.02 of this Agreement to be satisfied shall not constitute a default by Sellers hereunder unless such condition shall not have been satisfied by reason of Sellers' failure to perform any of its covenants hereunder.

(ii)            To the extent that under this Agreement or pursuant to applicable law, Sellers have any liability to Buyer, Buyer agrees that none of the Affiliates of Sellers or any of its or their respective members, directors, officers, trustees, employees, representatives, or agents shall have any personal obligation or liability hereunder, and Buyer covenants that it shall not seek or assert any claim or enforce any of its rights hereunder or otherwise against any of the members, directors, officers, trustees, employees, shareholders, partners or agents of Sellers or against any other Person, as principal, director, officer or trustee of Sellers, whether disclosed or undisclosed.  To the extent that under this Agreement or pursuant to applicable law, Buyer has any liability to Sellers, Sellers agree that none of the members, directors, officers, trustees, employees, shareholders, partners or agents of Buyer shall have any personal obligation or liability hereunder, and Sellers covenant that it shall not seek or assert any claim or enforce any of its rights hereunder or otherwise against any of the members, directors, officers, trustees, employees, shareholders, partners or agents of Buyer or against any other Person, as principal, director, officer or trustee of Buyer, whether disclosed or undisclosed.

(b)            BUYER DEFAULT; LIQUIDATED DAMAGES.  SUBJECT TO THE CURE RIGHTS SET FORTH IN SECTION 12.02(b), IF THE SALE IS NOT CONSUMMATED DUE TO BUYER'S DEFAULT OR BUYER'S BREACH OF ANY OF ITS REPRESENTATIONS IN ANY MATERIAL RESPECT, THEN SELLERS HAVE THE RIGHT TO RETAIN THE DEPOSIT (AND ANY INTEREST ACCRUED THEREON), AS LIQUIDATED DAMAGES, WHICH RETENTION SHALL OPERATE TO TERMINATE THIS AGREEMENT AND RELEASE THE PARTIES FROM ANY AND ALL LIABILITY HEREUNDER, EXCEPT AS PROVIDED IN ANY PROVISION OF THIS AGREEMENT WHICH IS EXPRESSLY STATED TO SURVIVE THE TERMINATION OF THIS AGREEMENT.  THE PARTIES HAVE AGREED THAT THE ACTUAL DAMAGES OF SELLERS, IN THE EVENT OF A FAILURE TO CONSUMMATE THIS SALE TO BUYER'S DEFAULT, WOULD BE EXTREMELY DIFFICULT OR IMPRACTICABLE TO DETERMINE.  AFTER NEGOTIATION, THE PARTIES HAVE AGREED THAT, CONSIDERING ALL THE CIRCUMSTANCES EXISTING ON THE DATE OF THIS AGREEMENT, AN AMOUNT EQUAL TO THE DEPOSIT IS A REASONABLE ESTIMATE OF THE DAMAGES THAT SELLERS WOULD INCUR IN SUCH EVENT.

Section 12.05                                        Survival.  The provisions of this Article XII shall survive termination of this Agreement.

      ARTICLE XIII

Deposit
Section 13.01                                        Deposit.

(a)            Within two (2) Business Days of the date hereof, time being of the essence, Buyer shall deliver to the Escrow Agent the sum of Five Million and No/100 Dollars ($5,000,000) in cash (the "Deposit"), it being understood that Buyer shall wire the Deposit to the Escrow Agent in accordance with the wire instructions set forth in Schedule G.

(b)            The provisions of this Article XIII shall survive termination of this Agreement.

(c)            Upon receipt by Escrow Agent of the Deposit, Escrow Agent shall cause the same to be deposited into an interest bearing account at a clearing house bank or other institution selected by Escrow Agent and reasonably approved by Sellers and Buyer, it being agreed that Escrow Agent shall not be liable for (x) any loss of such investment (unless due to Escrow Agent's gross negligence, willful misconduct or breach of this Agreement) or (y) any failure to attain a favorable rate of return on such investment.  Escrow Agent shall deliver the Deposit, and the interest accrued thereon, to Sellers or to Buyer, as the case may be, under the following conditions:

(i)            The Deposit (together with all interest accrued thereon) shall be delivered to Sellers at the Closing upon receipt by Escrow Agent of a statement executed by Sellers and Buyer authorizing the Deposit and the interest accrued thereon to be released, in which case the Deposit shall be credited against the Purchase Price;

(ii)            The Deposit (together with all interest accrued thereon) shall be delivered to Sellers following receipt by Escrow Agent of written demand therefor from Sellers stating that (A) Buyer has defaulted in the performance of its obligations pursuant to Section 12.04(b) and (B) Sellers have not defaulted in the performance of their obligations and failed to cure such default prior to the expiration of any applicable notice and/or cure period(s), provided Buyer shall not have given written notice of objection in accordance with the provisions set forth below (it being understood that Sellers shall have the right to terminate this Agreement and, as its sole and exclusive remedy, subject to its specific performance remedies provided in Section 14.09, to receive the Deposit as liquidated damages to receive the Deposit as liquidated damages);

(iii)            The Deposit (together with all interest accrued thereon) shall be delivered to Buyer following receipt by Escrow Agent of written demand therefor from Buyer stating that this Agreement was terminated under circumstances entitling Buyer to the return of the Deposit, and specifying the Section of this Agreement which entitles Buyer to the return of the Deposit, in each case provided Sellers shall not have given written notice of objection in accordance with the provisions set forth below; or

(iv)            The Deposit (together with all interest accrued thereon) shall be delivered to Buyer or Sellers as directed by joint written instructions of Sellers and Buyer.

(d)            Upon the delivery of a written demand for the Deposit by Sellers or Buyer, pursuant to Section 13.01(c)(ii) or (iii) above, Escrow Agent shall promptly give notice thereof (including a copy of such demand) to the other Party.  The other Party shall have the right to object to the delivery of the Deposit, by giving written notice of such objection to Escrow Agent at any time within five (5) Business Days after such Party's receipt of notice from Escrow Agent, but not thereafter.  Such notice shall set forth the basis (in reasonable detail) for objecting to the delivery of the Deposit.  Upon receipt of such notice of objection, Escrow Agent shall promptly give a copy of such notice to the Party who filed the written demand.  If Escrow Agent shall have timely received such notice of objection, Escrow Agent shall continue to hold the Deposit, and the interest accrued thereon, until (i) Escrow Agent receives written notice from Sellers and Buyer directing the disbursement of the Deposit, in which case Escrow Agent shall then disburse the Deposit, and the interest accrued thereon, in accordance with said direction, or (ii) litigation is commenced between Sellers and Buyer, in which case Escrow Agent shall deposit the Deposit, and the interest accrued thereon, with the clerk of the court in which said litigation is pending or (iii) Escrow Agent takes such affirmative steps as Escrow Agent may elect, at Escrow Agent's option, in order to terminate Escrow Agent's duties hereunder, including but not limited to depositing the Deposit (together with all interest accrued thereon) in court and commencing an action for interpleader, the costs thereof to be borne by whichever of Sellers or Buyer is the losing Party in such interpleader action.

(e)            Escrow Agent may rely and act upon any instrument or other writing reasonably believed by Escrow Agent to be genuine and purporting to be signed and presented by any person or persons purporting to have authority to act on behalf of Sellers or Buyer, as the case may be, and shall not be liable in connection with the performance of any duties imposed upon Escrow Agent by the provisions of this Agreement, except for Escrow Agent's own gross negligence or willful misconduct.  Escrow Agent shall have no duties or responsibilities except those set forth herein.  Escrow Agent shall not be bound by any modification, cancellation or rescission of this Agreement unless the same is in writing and signed by Sellers and Buyer, and, if Escrow Agent's duties hereunder are affected, unless Escrow Agent shall have given prior written consent thereto.  Escrow Agent shall be reimbursed by Sellers and Buyer for any expenses (including reasonable legal fees and disbursements of outside counsel), including all of Escrow Agent's fees and expenses with respect to any interpleader action incurred in connection with this Agreement; provided, however, that, as between Buyer and Sellers, the prevailing Party in any dispute over the Deposit shall be entitled to reimbursement by the losing Party of any such expenses paid to Escrow Agent.  In the event that Escrow Agent shall be uncertain as to Escrow Agent's duties or rights hereunder, or shall receive instructions from Buyer or Sellers that, in Escrow Agent's opinion, are in conflict with any of the provisions hereof, Escrow Agent shall be entitled to hold and apply the Deposit (together with all interest accrued thereon) and may decline to take any other action.  After delivery of the Deposit, and the interest accrued thereon, in accordance herewith, Escrow Agent shall have no further liability or obligation of any kind whatsoever.

(f)            Escrow Agent shall have the right at any time to resign upon ten (10) Business Days prior notice to Sellers and Buyer.  Sellers and Buyer shall jointly select a successor Escrow Agent and shall notify Escrow Agent of the name and address of such successor Escrow Agent within ten (10) Business Days after receipt of notice of Escrow Agent of its intent to resign.  If Escrow Agent has not received notice of the name and address of such successor Escrow Agent within such period, Escrow Agent shall have the right to select on behalf of Sellers and Buyer a bank or trust company licensed to do business in the State of Florida and having a branch located in Florida to act as successor Escrow Agent hereunder.  At any time after the ten (10) Business Day period, Escrow Agent shall have the right to deliver the Deposit, and the interest accrued thereon, to any successor Escrow Agent selected hereunder, provided such successor Escrow Agent shall execute and deliver to Sellers and Buyer an assumption agreement whereby it assumes all of Escrow Agent's obligations hereunder.  Upon the delivery of all such amounts and such assumption agreement, the successor Escrow Agent shall become the Escrow Agent for all purposes hereunder and shall have all of the rights and obligations of the Escrow Agent hereunder, and the resigning Escrow Agent shall have no further responsibilities or obligations hereunder.

(g)            The interest earned on the Deposit shall be paid to the Party entitled to receive the Deposit as provided in this Agreement.  The Party receiving such interest shall pay any income Taxes thereon, unless Sellers receive such interest as a credit against the Purchase Price, in which event Buyer shall pay such income Taxes.  Promptly after the Effective Date, Sellers and Buyer shall each provide Escrow Agent with a duly executed IRS Form W-9.  The provisions of this Section 13.01(g) shall survive the Closing.

(h)            All monies payable by Buyer under this Agreement, unless otherwise specified in this Agreement, shall be paid by Buyer causing such monies to be wire transferred in immediately available federal funds at such bank account or accounts designated by Sellers, and divided into such amounts designated by Sellers as may be required to consummate the transactions contemplated by this Agreement.

      ARTICLE XIV

General Provisions
Section 14.01                                        Survival.  Except as provided in Article XI, or expressly stated herein, none of the Parties' representations and warranties in this Agreement, or any instrument delivered pursuant to this Agreement, shall survive the Closing.  The provisions of this Section 14.01 shall survive the Closing.

Section 14.02                                        Commercial Reasonable Efforts.  Upon the terms and subject to the conditions set forth in this Agreement, each of the Parties agree to use commercial reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other Parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Transactions, including using commercially reasonable efforts to accomplish the following:  (a) the taking of all actions necessary to cause the other Party's conditions to the Closing to be satisfied as promptly as practicable, (b) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Authorities and the making of all necessary registrations and filings (including filings with Governmental Authorities, if any) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by any Governmental Authority, (c) the obtaining of the Required Third Party Consents and (d) the execution and delivery of any additional instruments necessary to consummate and to fully carry out the Transactions.  Notwithstanding the foregoing or anything else to the contrary in this Agreement, nothing in this Agreement shall be deemed to require Buyer or any of its Affiliates to (i) agree to, or proffer to, divest or hold separate any assets or any portion of any business of Buyer or its Affiliates, (ii) not compete in any geographic area or line of business, (iii) intentionally restrict the manner in which, or whether, Buyer or any of its respective Affiliates may carry on business in any part of the world or (iv) agree to any terms or conditions that would impose any obligations on Buyer or any of its Subsidiaries, to maintain facilities, operations, places of business, employment levels, products or businesses. Whenever the consent of any Party to this Agreement is required, such consent shall not be unreasonably withheld, conditioned or delayed unless otherwise stated herein.

Section 14.03                                        Public Announcements.  Buyer and the Seller Parties shall consult with each other before issuing, and give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, and shall, and shall cause their respective Affiliates, and their respective brokers, consultants, advisors and representatives, to not issue any such press release or make any such public statement prior to such consultation, except as may be required by applicable Law, court process or by obligations pursuant to any listing agreement with any national securities exchange or national securities quotation system (it being understood that in such circumstances, Buyer and the Seller Parties shall consult with each other before issuing any such announcement (or their respective Affiliates, and their respective brokers, consultants, advisors and representatives issuing any such announcement), give each other the opportunity to review and comment upon, any press release or other public statements with respect to the Transactions, and consider the other Party's comments in good faith, to the extent possible under the circumstances).  Each Party agrees that the initial press release to be issued with respect to the execution of this Agreement shall be substantially in the form typically used by such Party.  Promptly after the Buyer issues its initial press release regarding the execution of this Agreement, Seller may disclose the existence of this Agreement (but not the specific terms hereof) to one or more of the Required Tenants.  The provisions of this Section 14.03 shall survive termination of this Agreement and the Closing.

Section 14.04                                        Confidentiality.  Each Party shall hold in strict confidence all information about each other (including their respective Affiliates or property) and their operations, affairs and financial condition, and any documents furnished to such Party or its officers, managers, employees, agents, or representatives or any other person acting at the direction of such Party, in each case not generally disclosed to the public, provided to the other Party pursuant to the provisions hereof for the purposes of the transactions contemplated herein (the "Confidential Information") and shall not divulge the Confidential Information to any person without the other Party's prior written consent, at such Party's sole discretion, except each Party may provide the Confidential Information:  (a) to its attorneys and accountants or other consultants and representatives retained in connection with the transactions contemplated herein (and each Party shall be liable for any breach of this Section 14.04(a) by any Party to whom such Party provides any such information), (b) to its Affiliates and their respective officers, managers, employees, agents, or representatives, and (c) as may be requested or required by any legal process to disclose Confidential Information, provided that in such event, such Party shall promptly notify the other Party of such request or requirement, to the extent permitted by law and reasonably practicable under the circumstances, so that such Party may seek an appropriate protective order or waive compliance with the provisions of this Agreement. In the event the Transaction should not close, such confidence shall be maintained, and all such documents and information (in written form) shall immediately thereafter be returned to the Party originally furnishing the same.  No public disclosure, either written or oral, of the existence or terms of this Agreement shall made by either Buyer or Sellers without the consent of the other.  The provisions of this Section 14.04(a) shall survive termination of this Agreement for a period of two (2) years.  In the case of Sellers, the provisions of this Section 14.04(a) shall survive the Closing with respect to Confidential Information relating to economic matters with respect the Real Property, the Interest and the Seller Subsidiaries and their respective operations, properties and other assets.  In the case of Buyer, the provisions of this Section 14.04(a) shall survive the Closing with respect to all Confidential Information other than Confidential Information relating to the Real Property, the Interest and the Seller Subsidiaries and their respective operations, properties and other assets.

(a)            No investigation pursuant to Article VIII or information provided, made available or delivered to Buyer pursuant to this Agreement will affect any of the representations or warranties of the Seller Parties contained in this Agreement or the conditions hereunder to the obligations of the Parties hereto, except as provided in Section 11.01.

(b)            Sellers and Buyer recognize that subsequent to the Closing they may have information and documents which relate to the business of the Seller Parties, their respective employees, the Real Property and Taxes that relate to the period prior to Closing and to which the other Party may need access subsequent to the Closing.  Each such Party shall provide the other such Party and its Representatives reasonable access to all such information and documents, and to furnish copies thereof, which such other Party reasonably requests.  Sellers and Buyer agree that prior to the destruction or disposition of any such books or records pertaining to the business of Sellers at any time within seven (7) years after the Closing Date (or, in any matter involving Taxes, within seven (7) years after the Closing Date), each such Party shall provide not less than thirty (30) calendar days prior written notice to the other such Party of any such proposed destruction or disposal.  If the recipient of such notice desires to obtain any such documents, it may do so by notifying the other Party in writing at any time prior to the scheduled date for such destruction or disposal.  Such notice must specify the documents which the requesting Party wishes to obtain.  The Parties shall then promptly arrange for the delivery of such documents.  All out-of-pocket costs associated with the delivery of the requested documents shall be paid by the requesting Party.  Notwithstanding any provision of this Agreement to the contrary, in no event shall the Seller Parties be required to provide Buyer with access to or copies of their Affiliates' Tax Returns to the extent such Tax Returns do not solely relate to the Real Property or any of the Seller Subsidiaries.  The provisions of this Section 14.04(c) shall survive the Closing.

Section 14.05                                        Recordation.  Neither Sellers nor Buyer shall record this Agreement or any memorandum or notice thereof.

Section 14.06                                        Sellers' Like-Kind Exchange.  Buyer agrees to cooperate with Sellers in effecting an exchange transaction which includes any or all of the Real Properties pursuant to section 1031 of the Code.  Buyer hereby agrees to take all reasonable steps on or before the Closing Date to facilitate such exchange if requested by Sellers, provided that (a) Buyer shall not be required to acquire any substitute property, (b) such exchange shall not affect the representations, warranties, liabilities and obligations of the Parties to each other under this Agreement, (c) Buyer shall not incur any additional out-of-pocket cost, expense or liability in connection with such exchange (other than expenses for which Buyer is reimbursed by Sellers), (d) such exchange shall not delay Closing, and (e) Sellers shall agree to indemnify and hold Buyer harmless with respect to any matters relating to such exchange.  Notwithstanding anything to the contrary contained in the foregoing, if Sellers so elect to structure the transfer of the Real Properties as an exchange, then (i) Sellers, at their sole option, may delegate their obligations to transfer the Interests under this Agreement, and may assign their rights to receive the Purchase Price from Buyer, to a deferred exchange intermediary (an "Intermediary") or to an exchange accommodation titleholder, as the case may be, (ii) such delegation and assignment shall in no way reduce, modify or otherwise affect the obligations of Sellers pursuant to this Agreement, (iii) Sellers shall remain fully liable for their obligations under this Agreement as if such delegation and assignment shall not have taken place and (iv) the Intermediary or exchange accommodation titleholder, as the case may be, shall have no liability to Buyer.  Notwithstanding anything to the contrary contained herein, this Section 14.06 shall survive the Closing for a period of 180 days.

Section 14.07                                        Notices.  Except for notices that are specifically required by the terms of this Agreement to be delivered orally, all notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the Parties at the following addresses (or at such other address for a party as shall be specified by like notice):
if to Buyer, to:
390 N. Orange Avenue, 24th Floor
Orlando, Florida  32801
Facsimile:  (407) 650-0597
Attention:  Jeremy Dorsett
with a copy to:
Greenberg Traurig, P.A.
450 South Orange Avenue, Suite 650
Orlando, Florida  32801
Facsimile:  (407) 650-8459
Attention:  Russell P. Hintze, Esq.
if to any Seller Party, to:
Flagler
4601 Touchton Road
Building 300, Suite 3200
Jacksonville, Florida 32246
Facsimile No.:  (305) 520-2400
Attention:  Keith A. Tickell
Email:  Keith.Tickell@flaglerdev.com
with a copy to:

Flagler
2855 Le Jeune Road, 4th Floor
Coral Gables, Florida 33134
Facsimile No.:  (305) 520-2400
Attention:  Kolleen O.P. Cobb, Esq.
if to Escrow Agent, to:
First American Title Insurance Company
Eastern Division
2233 Lee Road
Winter Park, Florida 32771
Facsimile No.:  (407) 691-5301
Attention:  Larry P. Deal
Email:  ldeal@firstam.com
Section 14.08                                        Interpretation.

(a)            All references to sections and schedules are to sections and schedules in or to this Agreement unless otherwise specified. Unless otherwise specified herein, all terms defined in this Agreement shall have the definitions given them in this Agreement when used in any certificate or other document made or delivered pursuant thereto. All uses of the word "including" shall mean including, without limitation unless the context shall indicate otherwise. Unless otherwise specified, the words hereof, herein and hereunder and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Unless otherwise specified, all meanings attributed to defined terms herein shall be equally applicable to both the singular and plural forms of the terms so defined.

(b)            The representations, warranties, covenants, obligations and other undertakings of the Sellers under this Agreement, or any other agreements entered into in connection with this Agreement, shall be joint and several.

(c)            The Parties have participated jointly in the negotiating and drafting of this Agreement.  In the event of an ambiguity or a question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any provisions of this Agreement.

Section 14.09                                        Specific Enforcement; Consent to Jurisdiction.  The Parties agree that irreparable damage would occur and that the Parties would not have any adequate remedy at law in the event that the provisions of Sections 7.07(a), 14.03, 14.04, 14.11 and 14.22 were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the Parties shall be entitled to an injunction or injunctions to prevent breaches of such provisions and to enforce specifically the terms and provisions of such Sections in any Federal court located in the Miami Dade County, State of Florida, or in any state court in the Miami Dade County, State of Florida, without proof of actual damages, this being in addition to any other remedy to which they are entitled at law or in equity.  In addition, each of the Parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the Miami Dade County, State of Florida or of any state court located in the Miami Dade County, State of Florida in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (c) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a Federal court located in the Miami Dade County, State of Florida or a state court located in the Miami Dade County, State of Florida.  The Parties hereby knowingly and unconditionally, with advice of counsel, waive any and all right to demand a jury trial in any action for the interpretation or enforcement of this Agreement.  The provisions of this Section 14.09 shall survive termination of this Agreement and the Closing.

Section 14.10                                        Tax Reduction Proceedings.  Buyer shall have the right to commence, settle or otherwise compromise tax certiorari proceedings affecting real estate taxes assessed against any Real Property for any fiscal period after the Closing.

Section 14.11                                        Dates.  If any date set forth in this Agreement for the delivery of any document or the happening of any event (such as, for example, the Closing Date) should, under the terms hereof, fall on a weekend or holiday, then such date shall be automatically extended to the next succeeding weekday that is not a holiday.

Section 14.12                                        Counterparts.  This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the Parties and delivered to the other Parties.  Counterpart signature pages to this Agreement may be delivered by facsimile or electronic delivery (i.e., by email of a PDF signature page) and each such counterpart signature page will constitute an original for all purposes.

Section 14.13                                        Entire Agreement; No Third-Party Beneficiaries.  This Agreement, including the Schedules and the Exhibits hereto constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter of this Agreement and are not intended to confer upon any Person other than the Parties any rights, benefits or remedies.

Section 14.14                                        Governing Law.  This Agreement shall be governed by, and construed in accordance with, the Laws of the State of Florida regardless of the Laws that might otherwise govern under applicable principles of conflicts of laws thereof. The provisions of this Section 14.14 shall survive termination of this Agreement and the Closing.

Section 14.15                                        Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned, in whole or in part, by operation of Law or otherwise by any of the Parties without the prior written consent of the other Parties and any attempt to make any such assignment without such consent shall be null and void, except that Buyer may assign, in its sole discretion any of or all its rights, interests and obligations under this Agreement to an Affiliate.  No such assignment shall relieve Buyer of any of its obligations hereunder (except in the case of any such request) and in connection with such assignment, such Affiliate shall assume obligations of Buyer hereunder in whole or in part, as applicable (whether arising or accruing before or after such assignment and assumption), and Buyer shall give Seller a notice setting forth the identity of the Affiliate assuming any of its obligations. Subject to the preceding sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the Parties and their respective successors and assigns. Further assignments shall be subject to this Section 14.15.

Section 14.16                                       Severability.  If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the Parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the Parties as closely as possible to the fullest extent permitted by applicable Law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 14.17                                        Amendments and Waivers.  No amendment or waiver of any provision of this Agreement will be valid and binding unless it is in writing and signed, in the case of an amendment, by Buyer and each Seller, or in the case of a waiver, by the Party against whom the waiver is to be effective.  No waiver by any Party of any breach or violation of, default under or inaccuracy in any representation, warranty or covenant hereunder, whether intentional or not, will be deemed to extend to any prior or subsequent breach or violation of, default under, or inaccuracy in, any such representation, warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.  No delay or omission on the part of any Party in exercising any right, power or remedy under this Agreement will operate as a waiver thereof.

Section 14.18                                        Approvals in Writing.  Whenever this Agreement  refers to the approval or consent of any Party, such approval or consent shall be required to be in writing unless otherwise expressly provided herein.

Section 14.19                                        Seller Affiliate Responsibility.  Florida East Coast, an affiliate of Sellers, hereby guarantees obligations or liabilities of Sellers to Buyer pursuant to Section 11.02 of this Agreement (the "Guaranteed Obligations"), subject in all events to the limitations, including but not limited to the Seller Liability Cap and the Basket Amount, to such obligations and liabilities of Seller as set forth in Article XI of this Agreement; provided that the obligations of Florida East Coast under this Section 14.19 shall terminate (A) with respect to the Guaranteed Obligations that are not Seller Unlimited Liability Matters, on the earlier of the date on which the Seller Liability Cap is reached or three (3) years from the date hereof, and (B) with respect to the Seller Unlimited Liability Matters and any Tax Indemnity, three (3) years from the date hereof.  Florida East Coast hereby represents and warrants to Buyer that Florida East Coast will receive a direct or indirect benefit from the transactions described in this Agreement.  Nothing herein contained shall constitute a waiver by Florida East Coast of any defense, claim, counterclaim or offset that may be available to Sellers with respect to their obligations under this Agreement and Florida East Coast shall have the right to assert any such defense, claim, counterclaim or offset in any claim or suit against Florida East Coast to the same extent as would Sellers if such suit or claim were brought against Sellers.  The provisions of this Section 14.19 shall survive Closing.

Section 14.20                                        Radon Gas.  In accordance with Section 404.056(5) of the Florida Statutes, the following notice is given:  Radon is a naturally occurring radioactive gas that, when it has accumulated in a building in sufficient quantities, may present health risks to persons who are exposed to it over time.  Levels of radon that exceed federal and state guidelines have been found in buildings in Florida.  Additional information regarding radon and radon testing may be obtained from your county public health unit.

Section 14.21                                        Attorney's Fees.  In the event of any litigation arising under this Agreement, the prevailing party shall be entitled to recover its reasonable attorney's fees and court costs from the non-prevailing party through all appellate levels and post-judgment proceedings.

Section 14.22                                        No Solicitation of Tenants.  Each Seller hereby agrees, on behalf of itself and each of its Affiliates, that during the Restricted Period neither such Seller nor any such Affiliate shall encourage, solicit, lure, entice or in any other manner persuade or attempt to persuade, any Tenant while a tenant at the Real Property (in each case, a "Protected Tenant") to not renew, or to otherwise terminate, its lease with respect to any portion of the Real Property; provided, however, notwithstanding the foregoing, each Seller and its Affiliates may (x) respond to any request for proposals made by a Protected Tenant or a broker acting on behalf of a Protected Tenant (an "RFP"), (y) respond any an unsolicited direct inquiry made by a Protected Tenant or a broker acting on behalf of a Protected Tenant (as long as such inquiry is not made at the request or suggestion of any Seller or its Affiliates) (a "Direct Inquiry"), and (z) negotiate and/or enter into a lease with a Protected Tenant as a result of such Protected Tenant's RFP or Direct Inquiry.  For purposes of this Section 4.20, "Restricted Period" shall mean the period beginning with the Effective Date and ending on the second (2nd) anniversary of the Closing Date.  The provisions of this Section 14.22 shall survive the Closing.

Section 14.23                                        Schedules.  Within five (5) days of the Effective Date, Sellers shall (i) update all of the schedules referenced in this Agreement that are attached hereto as of the Effective Date and (ii) deliver to Buyer all of the schedules referenced in this Agreement not attached hereto as of the Effective Date.
[Signature Pages Follow]

IN WITNESS WHEREOF, the Persons identified as Parties hereto on the first page hereof have caused this Agreement to be signed by their respective officers, managers or other authorized individuals, thereunto duly authorized, all as of the date first written above.
SELLERS:
FDG MEZZANINE A, LLC
a Delaware limited liability company
By:  /s/ Vincent Signorello
Name:  Vincent Signorello
Title:  President
FLAGLER DEVELOPMENT COMPANY, LLC
a Florida limited liability company
By:  /s/ Vincent Signorello
Name:  Vincent Signorello
Title:  President
BUYER:
Parkway Properties, LP
a Delaware limited partnership
By:            Parkway Properties General Partners, Inc.,
a Delaware corporation, its general partner
By:  /s/ David R. O'Reilly
Name:  David R. O'Reilly
Title:  EVP, Chief Financial Officer & Chief Investment Officer
By:  /s/ Jeremy R. Dorsett
Name:  Jeremy R. Dorsett
Title:  EVP and General Counsel

With respect to Article XIII only,
Escrow Agent:
First American Title Insurance Company
By:  /s/ Larry P. Deal
Name:  Larry P. Deal
Title:  Vice President
With respect to Section 14.19 only,
Florida East Coast Industries, Inc.
By:  /s/ Vincent Signorello
Name:  Vincent Signorello
Title:  President

Attachments:
Schedule A                                        Entities and Properties
Schedule B                                        Existing Indebtedness
Schedule C-1                                                      Deerwood North Portfolio Legal Description
Schedule C-2                                                      Deerwood South Portfolio Legal Description
Schedule D                                        Equipment Leases
Schedule D                                        Excluded Personalty
Schedule E                                        Permitted Liens
Schedule F                                        Purchase Price Allocations
Schedule G                                        Wire Instructions
Schedule 1(a)                                                      List of Environmental Reports
Schedule 1(b)                                                      List of Personal Property
Schedule 6.06                                                      Litigation Schedule
Schedule 6.07                                                      Contract
Schedule 6.08                                                      Compliance with Laws
Schedule 6.10                                                      Lease Information
Schedule 6.11                                                      List of Environmental Matters
Schedule 6.18                                                      Insurance
Schedule 6.19                                                      Bank Accounts
Schedule 8.09                                                      Certain Employees
Exhibit A                                        Intentionally Deleted
Exhibit B                                        Form of Tenant Estoppel Certificate
Exhibit C                                        Form of Sellers' Estoppel Certificate
Exhibit D                                        Form of Assignment and Assumption Agreement (Interests)
Exhibit E                                        Form of Bring Down Certificate for Sellers
Exhibit F                                        Form of Title Affidavit
Exhibit G                                        Form of Bring Down Certificate for Buyer
Exhibit H                                        Form of Deerwood Estoppel

Exhibit A
Intentionally Deleted

Exhibit A – 1

Exhibit B
Form of Tenant Estoppel Certificate
TENANT ESTOPPEL CERTIFICATE
_____________, 201__
__________ __________________________________________________________
____________________________________________________________________
____________________________________________________________________
____________________________________________________________________

Re:	Lease dated by and between ("Landlord"), and ________________ ("Tenant"), [as amended by] (the "Lease"), demising space at the building commonly known as (the "Property")
Gentlemen:
The following statements are made with the knowledge that you and your lenders and your respective successors and assigns and successors owners and lenders of the Property may rely on them.
The undersigned ("Tenant"), as landlord under the Lease, hereby certifies to you as follows:
1.            The Lease is in full force an effect and has not been modified, supplemented or amended, except as set forth above.  The Lease, as so modified, supplemented or amended, constitutes the entire agreement between the parties thereto and there are no other agreements between Landlord and Tenant concerning the premises leased by Tenant under the Lease (the "Leased Premises").
2.            The term of the Lease [has commence] [shall commence on ____________], and will end on  , unless sooner terminated in accordance with the provisions of the Lease.  Under the Lease, Tenant has no renewal options except as follows:  .
3.            The current base rent under the Lease is $                                                                                                                 per month and has been paid through _________.
4.            The amount of security deposit being held by Landlord under the Lease is $  ; such security deposit is in the form of [cash] [letter of credit].
5.            No rent or other sum payable under the Lease has been paid more than one month in advance (except if and to the extent tenant pays real estate tax escalation additional rent).
6.            Tenant has accepted possession of the Leased Premises pursuant to the Lease and is in sole possession of and is occupying the Leased Premises.  Tenant has not subleased all or any part of the Leased Premises or assigned the Lease, except as follows:  _____________

Exhibit B – 1

7.            All tenant improvement work required to be performed by Landlord within the Leased Premises to make the same ready for Tenant's occupancy has been substantially completed, and all work allowances or other Tenant inducements or free rent required to be paid by Landlord to Tenant have been paid in accordance with the terms of the Lease, except as follows: .
8.            Tenant claims no offsets, set-offs, rebates, concessions, abatements or defenses against or with respect to rent, additional rent or other sums payable under the terms of the Lease.
9.            Tenant is not in default under the Lease, to Tenant's knowledge, Landlord is not in default under the Lease and no event has occurred and no conditions exists, which with the giving of notice or the passage of time, will constitute a default under the Lease by Landlord.
10.            Tenant confirms that its address for purposes of notices under the Lease is as follows:  .
11.            Tenant has no right or option pursuant to the Lease or otherwise to purchase all or any part of the Leased Premises or the Property.  Tenant does not have any right or option for additional space in the Property.
12.            No voluntary actions or, to Tenant's best knowledge, involuntary actions are pending against Tenant under the bankruptcy laws of the United States or any state thereof.
13.            Tenant has no right to terminate the Lease except, to the extent contained in the Lease, in connection with a casualty or condemnation and except, to the extent permitted by applicable law, in connection with an actual or constructive eviction of Tenant.
This Tenant Estoppel Certificate is given with the knowledge that                                                                                                                                                                           (or its assignees) is or shall become the purchaser of the Property and assignee of the Lease and that _______________ (or its assignees) and its lenders are relying upon the accuracy of the information contained herein.
The undersigned has executed this Tenant Estoppel Certificate on                                                                                                                                                                          .The individual executing this Tenant Estoppel Certificate on behalf of the Tenant represents and warrants that (s)he has the power and authority to execute this Tenant Estoppel Certificate on behalf of the Tenant.
The undersigned has executed this Tenant Estoppel Certificate on     _______________________________________________________.                                                                                                                                                                     .

                                                            ________________________
                                    a limited liability company
                                    By:   ________________________________________
                                    Name:   ___________________________________
                                    Title: ___________________
                                                                 Exhibit B - 2

Exhibit C
Form of Sellers' Estoppel Certificate
SELLERS' ESTOPPEL CERTIFICATE
            __________________________________________,  2013

____________________________________________________________
__________________________________
__________________________________
__________________________________

Re:	Lease dated by and between ("Landlord"), and("Tenant"), [as amended by] (the "Lease"), demising space at the building commonly known as (the "Property")
Gentlemen:
The following statements are made with the knowledge that you and your lenders and your respective successors and assigns and successors owners and lenders of the Property may rely on them.
The undersigned ("Landlord"), as landlord under the Lease, hereby certifies to you as follows:
1.            The Lease is in full force an effect and has not been modified, supplemented or amended, except as set forth above.  The Lease, as so modified, supplemented or amended, constitutes the entire agreement between the parties thereto and there are no other agreements between Landlord and Tenant concerning the premises leased by Tenant under the Lease (the "Leased Premises").
2.            The term of the Lease [has commence] [shall commence on ____________], and will end on  , unless sooner terminated in accordance with the provisions of the Lease.  Under the Lease, Tenant has no renewal options except as follows:  .
3.            The current base rent under the Lease is $                                                                                                                 per month.
4.            The amount of security deposit being held by Landlord under the Lease is $  ; such security deposit is in the form of [cash] [letter of credit].
Exhibit C - 1

5.            No rent or other sum payable under the Lease has been paid more than one month in advance (except if and to the extent tenant pays real estate tax escalation additional rent).
6.            Tenant has accepted possession of the Leased Premises pursuant to the Lease and is in sole possession of and is occupying the Leased Premises.  To Landlord's knowledge, Tenant has not subleased all or any part of the Leased Premises or assigned the Lease, except as follows:  _____________
7.            All tenant improvement work required to be performed by Landlord within the Leased Premises to make the same ready for Tenant's occupancy has been substantially completed, and all work allowances or other Tenant inducements or free rent required to be paid by Landlord to Tenant have been paid in accordance with the terms of the Lease, except as follows: .
8.            Tenant claims no offsets, set-offs, rebates, concessions, abatements or defenses against or with respect to rent, additional rent or other sums payable under the terms of the Lease.
9.            Landlord is not in default under the Lease, to Landlord's knowledge, Tenant is not in default under the Lease and no event has occurred and no conditions exists, which with the giving of notice or the passage of time, will constitute a default under the Lease by Tenant.
10.            Tenant has no right or option pursuant to the Lease or otherwise to purchase all or any part of the Leased Premises or the Property.  Tenant does not have any right or option for additional space in the Property.
11.            To Landlord's knowledge, no voluntary or involuntary actions are pending against Tenant under the bankruptcy laws of the United States or any state thereof.
12.            Tenant has no right to terminate the Lease except, to the extent contained in the Lease, in connection with a casualty or condemnation and except, to the extent permitted by applicable law, in connection with an actual or constructive eviction of Tenant.
Landlord hereby acknowledges and agrees that Purchaser and Lender and their respective successors and assigns shall be entitled to rely on the truth and accuracy of the foregoing certifications made by Landlord.
The undersigned has executed this Seller Estoppel Certificate on   ________________________________ .  The individual executing this Seller Estoppel Certificate on behalf of the Seller represents and warrants that (s)he has the power and authority to execute this Seller Estoppel Certificate on behalf of the Landlord.
                                                                                                                             _________________________________________________________
                                    a limited liability company
                                    By:  ___________________________________________________
                                    Name:________________________
                                    Title:  __________________________________________________

                                                                                                                      Exhibit C - 2

Exhibit D
Form of Assignment and Assumption Agreement (Interests)
ASSIGNMENT AND ASSUMPTION AGREEMENT
(Interests)
This Assignment and Assumption (Interests) (this "Assignment") is entered into as of ____________,  201__ (the "Effective Date"), is entered into among  __________________, [a   limited liability company], and _____________________, [a   limited liability company], having an address c/o Flagler at 2855 S. LeJeune Road, 4th Floor, Coral Gables, Florida 33134 (each and "Assignor" and collectively, "Assignors") and ________________, a [____________], having an address at [] (the "Assignee") with reference to the following facts.
WHEREAS, the applicable Assignors hold the applicable membership or other ownership interest (the "Interest"), as applicable, of the entities listed opposite its name in Schedule 1 attached hereto (collectively, the "Seller Subsidiaries"), which Seller Subsidiaries, as of the Closing will own the real property listed opposite each Seller Subsidiary's name in Schedule 2, together with certain interests in all buildings and improvements located thereon and certain easements and appurtenant rights with respect thereto.
WHEREAS, Assignors desire to transfer and assign to the Assignee, and the Assignee desires to accept from the Assignors, all of Assignors' right, title and interest in and to the Interests, on the terms and conditions hereinafter set forth.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Assignors and Assignee hereby agree as follows:
1.            Each Assignor hereby unconditionally and irrevocable transfers, assigns and sets over to the Assignee all of such Assignor's right, title and interest in and to the Interests.
2.            Assignee hereby accepts the Interests and agrees to assume all obligations under the respective limited liability company agreement, as amended to date (the "Agreement") with respect to the Interests from and after the Effective Date.
3.            As of the Effective Date, each Assignor hereby withdraws from and is no longer a member of the applicable Seller Subsidiary and has no right to or claim of interest in the applicable Seller Subsidiary as a manager or a member thereof and such withdrawal shall be deemed to modify and amend the Agreement accordingly.
4.            This Agreement shall inure to the benefit of and be binding upon Assignors and the Assignee and their respective successors and assignees.
5.            This Agreement shall be construed and enforced in accordance with the laws of the State of Delaware.
Exhibit D - 1

6.            This Assignment may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which shall together constitute one and the same instrument.
IN WITNESS WHEREOF, the parties hereto have executed this Assignment as of the day and year first written above.
ASSIGNORS:,

                                        ________________________
                                        a limited liability company
                                        By:        _______________________________________
                                              Name:  _____________________________
                                              Title:        _____________________________

 ________________________
a limited liability company
By:   _______________________________________
      Name: _____________________________
      Title: ________________________________

                                          ASSIGNEE:
 ________________________
a limited liability company
By:   _______________________________________
    Name: _____________________________
    Title: ________________________________

Exhibit D - 2

Exhibit E
Form of Bring Down Certificate for Sellers
SELLERS' CERTIFICATE CONCERNING
REPRESENTATIONS AND WARRANTIES
THIS SELLERS' CERTIFICATE CONCERNING REPRESENTATION AND WARRANTIES is given effective as of  , 201__, by ______________________  , [a   limited liability company], and  , [a  ___________________ limited liability company], and  ___________________ [a _____________ limited liability company) ("Sellers") to _______________ , [a ___________ limited liability company], ("Buyer"), in connection with the closing of the transactions contemplated by that certain Purchase and Sale Agreement effective date as of ____________ , 201__, among Sellers and Buyer (the "Purchase Agreement").
Sellers confirm to Buyer that, except as otherwise set forth on Schedule 1 attached hereto, the representations and warranties of the Sellers as set forth in the Purchase Agreement are true and correct in all material respects, except that as to any representations and warranties of the Sellers contained in the Purchase Agreement which are qualified by a materiality provision, such representations and warranties shall be true and correct in all respects (to the extent so qualified).

      ________________________
                                    a limited liability company
                                    By: _______________________________________
                                          Name: __________________________________
                                          Title: _____________________________________

       a limited liability company
     By: _______________________________________
          Name: __________________________________
         Title: _____________________________________

EXHIBIT E - 1

Exhibit F
Form of Title Affidavit
STATE OF  ___________}
COUNTY OF   _________}
LIMITED LIABILITY COMPANY AFFIDAVIT
RE:	FIRST AMERICAN TITLE INSURANCE COMPANY COMMITMENT NO: _________
BEFORE ME, the undersigned authority, personally appeared ____________("Affiant"), as the ________________, of _________________, ("Owner") who, in his/her capacity as ___________ of Owner, being by me first duly sworn, says to the best of Affiant's knowledge:
1.            Reference is made to certain property ("Property") more particularly described in the commitment for title insurance referred to above ("Commitment") issued by [_________] under their file no. [_________] (the "Company").
2.            No work has been done, or materials supplied, for construction, alterations or improvements at the Property during the last ninety (90) days, which has not been paid for, except in connection with (i) tenant improvements set forth on Exhibit A annexed hereto for which provisions have been made therefor and (ii) ordinary maintenance or repairs as set forth on Exhibit A annexed hereto for which provisions have been made therefor.
3.            There are no tenants or other occupants, at the Property, other than the parties set forth on Exhibit B annexed hereto; nor do any parties have any options, contracts or other rights to purchase part or all of the Property.
4.            Owners have not created any lien, encumbrance or other matter affecting the Property other than as shown in the Commitment.
5.            That from and after the ___ day of _________, 20__ at ______ (A.M.) (P.M.) until and through the recording of the Deed (the "Deed") of the Property from Owner to _________ ("Buyer"), Owner has not and will not execute any instrument that would adversely affect the title to the Property or prevent it from becoming vested in Buyer.
6.            This affidavit is given in order to induce the Company to issue an owner's policy of title insurance and a lender's policy of title insurance in connection with the Commitment.

Exhibit F - 1

Affiant shall have no personal liability under this Affidavit and the parties relying thereon will look solely to Owners.
FURTHER AFFIANT [___________].
  _____________________________
  By:___________________________
  Name:__________________________
  Title:___________________________
SWORN TO BEFORE ME
THIS ____ day of ________, 201_
_________________________
NOTARY PUBLIC

Exhibit F - 2

Exhibit G
Form of Bring Down Certificate for Buyer
BUYER'S CERTIFICATE CONCERNING
REPRESENTATIONS AND WARRANTIES
THIS BUYER'S CERTIFICATE CONCERNING REPRESENTATION AND WARRANTIES is given effective as of  , 201__, by  , [a   limited liability company] ("Buyer") to  , [a   limited liability company] and , [a limited liability company] ("Sellers"), in connection with the closing of the transactions contemplated by that certain Purchase and Sale Agreement effective date as of , 201__, among Sellers and Buyer (the "Purchase Agreement").
Buyer confirms to Sellers that, except as otherwise set forth on Schedule 1 attached hereto, the representations and warranties of Buyer as set forth in the Purchase Agreement are true and correct in all material respects, except that as to any representations and warranties of Buyer contained in the Purchase Agreement which are qualified by a materiality provision, such representations and warranties shall be true and correct in all respects (to the extent so qualified).
                                                                                                                                      ___________________________________________
                                              a limited liability company
                                              By:   ____________________________________
                                              Name:    ______________________________
                                              Title:    _________________________________

Exhibit G - 1

Exhibit H
Form of Deerwood Estoppel
DEERWOOD PARK Owners Association, Inc.
June 22, 2011
_____________________
_____________________
_____________________
Attention:                          __________________
Re:  __________
To Whom it May Concern:
The annual maintenance assessment established by the Deerwood Park Owners Association pursuant to the Protective Covenants for Deerwood Park for the year 20__ is $________ per acre, payable quarterly in advance.  The quarterly assessments in the amount of $__________ for the above referenced parcel containing 36.00 acres covering the period January 1, 20__ – _________ have been paid.
To the best of our knowledge, the Association is not aware of any violation for the subject parcel, located in Deerwood Park, of any conditions, restrictions or provisions of the Protective Covenants.  However, the Association has made no physical inspection of the property.
Should you have any questions regarding the matters addressed herein, please feel free to contact me.
Sincerely, Lauren Contner Gerald Dake & Associates, Inc. Property Manager

Exhibit H - 1